UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ARKO Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ARKO Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

To the Stockholders of ARKO Corp.,

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of ARKO Corp. (the “Company” or “ARKO”) to be held on June 6, 2024, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient for them. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2024.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting and proxy statement.

You may cast your vote over the Internet, by telephone, or by completing and mailing a proxy card to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend virtually and vote your shares electronically at the Annual Meeting.

Thank you for your continued investment in ARKO.

Arie Kotler
Chairman, President and Chief Executive Officer

ARKO Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of ARKO Corp. (the “Company” or “ARKO”) is to be held on June 6, 2024, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2024.

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

1.
To vote to elect five (5) directors to serve until the annual meeting of stockholders in 2025 or until their respective successors are duly elected and qualified.
2.
To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.
3.
To vote on a proposal to amend the ARKO Corp. 2020 Incentive Compensation Plan (the “2020 Plan”) to increase the number of shares of the Company’s common stock, par value $0.0001 per share (the “common stock”), available for awards thereunder.
4.
To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2024 fiscal year.
5.
To vote on a stockholder proposal to have an independent board chairman, if properly presented at the Annual Meeting.
6.
To consider any other business that is properly presented at the meeting and any adjournment or postponement thereof.

You may vote if you were a record owner of our common stock (NASDAQ: ARKO) at the close of business on April 12, 2024.

The Notice of Internet Availability of Proxy Materials (“Notice”), proxy statement and form of proxy are being distributed and made available on the Internet on or about April 19, 2024. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials electronically or by mail.

Your vote is very important. Stockholders may vote their shares (1) at the virtual Annual Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 1-800-690-6903 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “INFORMATION ABOUT OUR ANNUAL MEETING” of this Proxy Statement or on the proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice or the proxy card you received in the mail.

By order of the Board of Directors,

MAURY BRICKS
General Counsel and Secretary

Richmond, Virginia

April 19, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on

June 6, 2024. The Company’s Proxy Statement and Annual Report, provided to Stockholders on or about

April 19, 2024 are available at www.proxyvote.com.

* To be voted on at the meeting

ARKO CORP.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

PROXY STATEMENT

You are receiving this Proxy Statement because you owned shares of common stock, par value $0.0001 (“common stock”), of ARKO Corp., a Delaware corporation, as of April 12, 2024, which entitles you to vote those shares at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from stockholders who wish to vote their shares at the Annual Meeting. By using a proxy, you can vote even if you do not attend the Annual Meeting. This Proxy Statement describes and provides information about the matters on which you are being asked to vote so that you can make an informed decision. ARKO Corp. is referred to in this document as “ARKO,” “we,” “us,” “our,” and the “Company.”

The Notice of Internet Availability of Proxy Materials (the “Notice”), proxy statement and form of proxy are first being distributed to stockholders and made available to stockholders via the Internet on or about April 19, 2024. Stockholders should review the information contained in this Proxy Statement together with our 2023 Annual Report, which accompanies this Proxy Statement.

Our Internet website and the information contained therein or linked thereto are not incorporated by reference or otherwise made a part of this Proxy Statement.

INFORMATION ABOUT OUR ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held on June 6, 2024, at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders to be held solely as a live webcast over the Internet at www.virtualshareholdermeeting.com/ARKO2024. There will be no physical location for the Annual Meeting.

Why are we holding a virtual Annual Meeting?

We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.

Who may attend the Annual Meeting?

Stockholders of record as of April 12, 2024, which we refer to as the record date, or their duly appointed proxies, and our invited guests are permitted to attend the Annual Meeting.

How can I attend and participate in the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. Stockholders of record as of the record date may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on June 6, 2024. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting.

We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.

You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/ARKO2024. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A replay of the Annual Meeting will be available on our website at https://www.arkocorp.com after the meeting.

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

1.
To vote to elect five (5) directors to serve until the annual meeting of stockholders in 2025 or until their respective successors are duly elected and qualified.
2.
To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.
3.
To vote on a proposal to amend the ARKO Corp. 2020 Incentive Compensation Plan (the “2020 Plan”) to increase the number of shares of common stock available for awards thereunder from 12,413,166 to 23,770,000 (the “2020 Plan Amendment”).
4.
To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the 2024 fiscal year.
5.
To vote on a stockholder proposal to have an independent board chairman, if properly presented at the Annual Meeting.
6.
To vote on such other business, if any, as may properly come before the meeting and any adjournment or postponement thereof.

How can I vote at the Annual Meeting?

You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/ARKO2024. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

Can I vote by telephone or Internet?

For beneficial stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with our transfer agent, Continental Stock Transfer & Trust Company, will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Continental Stock Transfer & Trust Company, then you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or Internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.

Who may vote?

The Board set April 12, 2024 as the record date for the Annual Meeting. Holders of ARKO Corp. common stock at the close of business on the record date are entitled to vote their shares at the Annual Meeting, and any postponements or adjournments of the Annual Meeting.

There were 115,743,761 shares of our common stock issued and outstanding as of the record date, all of which are entitled to be voted at the Annual Meeting. As described below, approximately 8.5 million shares of common stock issuable upon conversion of one million shares of our Series A Preferred Stock, which are currently non-voting shares, may be entitled to vote at the Annual Meeting if the holders of our Series A Preferred Stock elect to “activate” their voting rights. See “—What are the voting rights of ARKO stockholders?”

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our 2023 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of April 12, 2024, which is the record date for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The deadline for requesting a printed copy is May 23, 2024 at 5:00 p.m. Eastern Time. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

How can I access the proxy materials over the Internet?

The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to view the proxy materials on the Internet. Electronic copies of this proxy statement and the 2023 Annual Report are available at www.proxyvote.com.

How can I sign up for the electronic proxy delivery service?

The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What are the voting rights of ARKO stockholders?

Holders of our common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

We currently have outstanding one million shares of our Series A Preferred Stock, which are convertible into approximately 8.5 million shares of common stock. Holders of our Series A Preferred Stock are entitled to receive notice of any meeting of our stockholders to the same extent as holders of our common stock; however, shares of our Series A Preferred Stock are currently non-voting shares. Holders of a majority of our issued and outstanding shares of Series A Preferred Stock may elect, on behalf of all holders of Series A Preferred Stock, to “activate” the voting rights of such shares, in which case such shares would vote together as a single class with our common stock on each matter presented to a vote of holders of our common stock, except that each share of Series A Preferred Stock would be entitled to approximately 8.5 votes per share (i.e., equal to the number of shares of common stock into which such share may be converted). The holders of our Series A Preferred Stock have not activated the voting rights of such shares, and we presently have no notice of any intent of such holders to activate the voting rights of such shares.

How do I revoke my proxy and change my vote?

You may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at ARKO Corp., Attention: Corporate Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone. Attendance at the virtual meeting will not by itself revoke a previously granted proxy. If you hold shares in street name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

What are the voting recommendations of the Board?

The Board recommends that you vote:

•
FOR the election of each of the director nominees named in this Proxy Statement;
•
FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers;
•
FOR approval of the 2020 Plan Amendment;
•
FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2024 fiscal year; and
•
AGAINST requiring an independent board chairman.

What happens if I submit or return my proxy card without voting?

When you properly submit your proxy, the shares it represents will be voted at the Annual Meeting in accordance with your directions. Unless otherwise specified in the proxy, shares of our stock represented by proxies will be voted:

•
FOR the election of each of the director nominees named in this Proxy Statement;
•
FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers;
•
FOR approval of the 2020 Plan Amendment;
•
FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2024 fiscal year;
•
AGAINST the stockholder proposal to have an independent board chairman; and
•
In accordance with the recommendation of our Board of Directors “FOR” or “AGAINST” all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

What constitutes a quorum?

The presence at the meeting, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company as of the record date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

If less than a majority of the outstanding shares of common stock is represented at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, unless the Board, after adjournment, fixes a new record date for the Annual Meeting (in which case a notice of the adjourned meeting will be given to stockholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting).

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-976-0738 (domestic) or 303-562-9301 (international) for assistance.

How many votes are needed for the proposals to pass?

Election of Directors

Under our Bylaws, if a quorum is present, the director nominees will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the greatest number of votes actually cast will be elected.

Stockholders entitled to vote may vote in favor of all of the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee.

Approval of a Non-Binding Advisory Resolution Regarding the Compensation of our Named Executive Officers

If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

Approval of Amendment to the 2020 Plan

If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

Ratification of Grant Thornton as our Independent Registered Public Accounting Firm

If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.

Approval of Stockholder Proposal That We Have An Independent Board Chairman

If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval. This vote is advisory and non-binding upon the Company.

What is the effect of abstentions?

Proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but abstentions will not have an effect on the outcome of any proposal.

What are “broker non-votes” and what effect do they have on the proposals?

Broker non-votes occur when a broker, bank, or other nominee holds shares in “street name” for a beneficial owner and that nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal.

Broker non-votes are counted for purposes of determining the existence of a quorum at the Annual Meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, which include the Proposal 4 to ratify Grant Thornton as our independent public accounting firm for the 2024 fiscal year. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include Proposals 1, 2, 3 and 5 described in this Proxy Statement.

If you hold your shares in street name, it is critical that you provide your broker, bank, or other nominee with instructions on how to cast your vote if you want it to count in the election of directors (Proposal No. 1), with respect to the non-binding advisory resolution regarding the compensation of our named executive officers (Proposal No. 2), with respect to the 2020 Plan Amendment (Proposal No. 3), and with respect to the stockholder proposal that we have an independent board chairman (Proposal No. 5) described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your broker, bank, or other nominee how to vote, then they will not be voted for the election of directors, with respect to the non-binding advisory resolution regarding the compensation of our named executive officers, with respect to the 2020 Plan Amendment or with respect to the stockholder proposal that we have an independent board chairman.

If any other routine matters are properly brought before the Annual Meeting in addition to Proposal 4, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

What is “householding” and how does it work?

The U.S. Securities and Exchange Commission (the “SEC”) rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering only one (1) copy of our annual report and this Proxy Statement or the Notice addressed to those stockholders, if consented to by the stockholders. This delivery method, called “householding,” reduces our printing and mailing costs and provides extra convenience for stockholders. Stockholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.

Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” A stockholder may revoke such stockholder’s consent by notifying its broker or delivering written notice of such revocation to the Company at ARKO Corp., Attention: Corporate Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Upon written or oral request of a stockholder at a shared address to which a single copy of this Proxy Statement and 2023 Annual Report or Notice was delivered, we will deliver promptly separate copies of these documents or do so in the future if requested.

How to Submit Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at Attention: Corporate Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Under the rules of the SEC, any stockholder proposal intended to be included in our proxy statement and presented at the 2025 Annual Meeting must be received no later than December 20, 2024 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2025 Annual Meeting between February 6, 2025 and March 8, 2025. If we change the date of our 2025 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not prior to the 120th, nor later than the ninetieth day, prior to our 2025 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2025 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than April 7, 2025, containing the information required by Rule 14a-19 under the Exchange Act.

If a stockholder notifies us of an intent to present a proposal at the 2025 Annual Meeting at any time after March 5, 2025 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Who tabulates the votes?

Prior to the Annual Meeting, we will select an inspector of election for the meeting. Such inspector will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Who pays the cost of this proxy solicitation?

The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

DIRECTORS & NAMED EXECUTIVE OFFICERS

Directors & Named Executive Officers

Our amended and restated certificate of incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), provides that our Board consist of no less than three directors. The exact number of directors shall be fixed from time to time by the action of a majority of the entire Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director. Our Amended and Restated Certificate of Incorporation had previously provided that our Board be divided into three classes, with each class serving staggered three-year terms, such that only one class would stand for election each year. At our 2022 annual meeting of stockholders (the “2022 Annual Meeting”), our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation (the “Declassification Amendment”) to declassify our Board and provide for the annual election of all directors, as described below. The Declassification Amendment became effective following our 2022 Annual Meeting, and, in accordance with its terms, our three-year, staggered term Board structure is being phased-out over a three-year period that commenced at our 2023 annual meeting of stockholders and will conclude at our 2025 annual meeting of stockholders, at which meeting all members of the Board will be required to stand for election, each for a one-year term. Accordingly, each nominee for director at the Annual Meeting, if elected, will serve for a one-year term, expiring at our 2025 Annual Meeting.

The terms of Mr. Sherman K. Edmiston III (a Class II director) and Mr. Avram Friedman (who filled the Class II director vacancy for the position originally held by Ms. Starlette Johnson) will expire at our 2025 Annual Meeting.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

The names of our directors, executive officers and director nominees and their respective ages, positions, biographies and, in the case of directors, their qualifications to serve as directors, are set forth below.

Name	Age	Position
Maury Bricks	49	General Counsel and Secretary
Sherman K. Edmiston III	61	Director
Avram Friedman	60	Director
Robert (Robb) Giammatteo	52	Executive Vice President and Chief Financial Officer
Eyal Nuchamovitz	50	Executive Vice President – Business Development and M&A

Director Nominees (1)
Arie Kotler	49	President and Chief Executive Officer and Chairman of the Board
Andrew R. Heyer	66	Lead Independent Director
Michael J. Gade	72	Director
Steven J. Heyer	71	Director
Laura Shapira Karet	55	Director

(1)
Each nominee has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.

Arie Kotler has served as the Chairman and Chief Executive Officer of ARKO Corp. since the closing of our business combination on December 22, 2020 (the “Business Combination”) in which GPM Investments, LLC (“GPM”) became our wholly owned subsidiary, and as President since January 15, 2021. Mr. Kotler also serves as Chief Executive Officer and President of GPM, roles he has held since September 2011 and April 2015, respectively. From November 2005 through December 2020, Mr. Kotler served as Chairman and Chief Executive Officer of Arko Holdings, Ltd. (“Arko Holdings”), which was a publicly traded company on the Tel Aviv Stock Exchange and GPM’s controlling owner until the Business Combination when it merged with Haymaker Acquisition Corp. II to form ARKO Corp. Prior to November 2005, Mr. Kotler served as the Chairman of GPM after forming GPM and initiating and managing the acquisition of fas mart and shore stop in 2003. From 2011 to 2014, Mr. Kotler served as a director and, from 2012 to 2014, he served as Chairman of Malrag 2011 Engineering and Construction Ltd., a publicly traded company on the Tel Aviv Stock Exchange. Since 2011, Mr. Kotler has served as Chairman of Ligad Investments & Building Ltd., a corporation which was publicly traded on the Tel Aviv Stock Exchange until it was taken private in January 2013. Through his in-depth knowledge of our business, along with his industry and public company experience, Mr. Kotler is instrumental in setting strategic direction and developing and executing financial and operating strategies.

Robert Giammatteo serves as our Executive Vice President and Chief Financial Officer and as Chief Financial Officer of GPM, positions he has held since January 2, 2024. From September 2019 through July 2023, Mr. Giammatteo served as Executive Vice President, Chief Financial Officer and Chief Transformation Officer for Giant Eagle Inc. (“Giant Eagle”). Prior to Giant Eagle, Mr.

Giammatteo served as Chief Financial Officer of Ascena Retail Group from February 2015 through July 2019, and served in other executive finance roles prior to that with leading retailers and apparel companies, including Ascena Retail Group, VF Corporation and Limited Brands. Mr. Giammatteo holds both a Bachelor of Science in Mechanical Engineering and a Master of Science in Aeronautical Engineering from the Massachusetts Institute of Technology, and a Master in Business Administration from the MIT Sloan School of Management. He also holds a Master of Science in Mechanical Engineering from Rensselaer Polytechnic Institute.

Maury Bricks serves as our General Counsel and Secretary, a position he has held since the closing of the Business Combination. Mr. Bricks has served as General Counsel and Secretary of GPM since January 2013. Prior to joining GPM, from 2005 to 2013, Mr. Bricks was an attorney with Greenberg Traurig, LLP, an international law firm. Before joining Greenberg Traurig, LLP, Mr. Bricks worked in finance for the pipeline and retail natural gas divisions of Shell Oil Company. Mr. Bricks graduated from the University of Texas with both a Bachelor of Business Administration in Finance and a Bachelor of Arts in the Plan II Honors Program; from the London School of Economics and Political Science, with distinction, with a Masters in Accounting and Finance; and from the University of Michigan, magna cum laude, with a Juris Doctorate. Mr. Bricks holds the Chartered Financial Analyst® designation.

Eyal Nuchamovitz serves as our Executive Vice President of Business Development and M&A, a position he has held since January 2022. Mr. Nuchamovitz has served as Executive Vice President and a member of the board of managers of GPM since January 2012 and July 2012, respectively. Prior to joining GPM, Mr. Nuchamovitz served as Chief Executive Officer of Arkos USA LLC, a former affiliate of Arko Holdings, from May 2010 to August 2014, and as the Executive Vice President and Chief Financial Officer of Tarragon Corporation from November 2008 to April 2010. Mr. Nuchamovitz has a Bachelor of Arts in Accounting and Economics and a Masters in Legal Studies for Graduates in Economics and Accounting.

Sherman K. Edmiston III, one of our directors since the closing of the Business Combination, has served as the Managing Member of HI CapM Advisors, Ltd, a consulting firm providing strategic and financial advice to corporations, private equity firms and hedge funds, since August 2016. From November 2009 through December 2015, Mr. Edmiston served as managing Director of Zolfo Cooper LLC (now Alix Partners), where he provided financial and operational advisory services to corporations and investment funds. Mr. Edmiston is currently serving on the board of the following companies: GTT Communications, Inc., a multinational provider of telecommunications and internet services; Key Energy Services, Inc., a leading provider of oilfield services in the Permian Basin and California; and Real Alloy, the global market leader in third-party aluminum recycling and specification alloy production. Previously, Mr. Edmiston served on the board of the following companies: Centric Brands, a leading lifestyle brand collective; Mallinckrodt SpecGX LLC (NYSE:MNK), a leading developer and manufacturer of high-quality specialty generic drugs; Arch Resources, Inc. (NYSE: ARCH), a leading producer of metallurgical products for the global steel industry; IPC Systems, Inc.; and HCR ManorCare Inc. Mr. Edmiston holds a B.S. in Mechanical Engineering from Arizona State University and an M.B.A. from the University of Michigan. We believe that Mr. Edmiston is qualified as a director because of his strategic planning, financial and board leadership expertise and his experience working with companies undergoing major transitions as a principal investor, investment banker and advisor.

Avram (Avi) Friedman, one of our directors since June 7, 2023, has been an Adjunct Associate Professor of Business at Columbia Business School since 2021. From 2001 to 2020, Mr. Friedman worked at Davidson Kempner Capital Management LP (“Davidson Kempner”), a global investment management firm with approximately $37 billion in assets under management and over 500 employees across seven global offices. Mr. Friedman was a Managing Member of the firm from 2006 through 2020. During his time at Davidson Kempner, Mr. Friedman co-managed the firm’s credit portfolios, including distressed investments, high yield, convertible arbitrage, real estate and structured products. In addition to portfolio management, Mr. Friedman also served on various investment and risk committees. Prior to Davidson Kempner, Mr. Friedman was a Vice President at Nomura Securities Special Situations Investment Trust from 2000 to 2001 and a Director in the Special Situations Group at PricewaterhouseCoopers Securities LLC from 1995 to 2000. Previously, Mr. Friedman was a Director of GPM from 2014 to 2020.We believe that Mr. Friedman is qualified as a director because of his financial expertise and his experience working with companies as an investment banker and advisor.

Director Nominees

Andrew R. Heyer, one of our directors since the closing of the Business Combination and our lead independent director since June 2023, served as President and a director of Haymaker Acquisition Corp. II’s (“Haymaker”) from inception until the closing of the Business Combination. Mr. Heyer is a finance professional with over 40 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance during which time his clients included many large private equity firms. Mr. Heyer was an officer and director of Haymaker Acquisition Corp. I (“Haymaker I”) until it completed its business combination with OneSpaWorld Holdings (NASDAQ:OSW) in March 2019, and has remained on its board since such time. Currently, Mr. Heyer is the Chief Executive Officer and founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry, and Chief Executive Officer and Executive Chairman of Haymaker Acquisition Corp. 4, a special purpose acquisition company. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a

Founding Managing Partner of Trimaran Capital Partners, a $1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1990 to 1995. From 1984 to 1990, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Inc. and, previous to that, he worked at Shearson/American Express. Mr. Heyer also serves on the board of The Lovesac Company (NASDAQ: LOVE), a branded omni-channel retailer of technology-forward furniture, from 2010 to the present and several private companies owned in whole or in part by Mistral, including PetWise, a pet accessories business from 2011 to the present. Previously, Mr. Heyer served on the board of following companies: Coliseum Acquisition Corporation (NASDAQ: MITA), a special purpose acquisition company; Tastemaker Acquisition Corporation (NASDAQ: TMKRU), a special purpose acquisition company; AF Acquisition Corporation (NASDAQ: AFAQ), a special purpose acquisition company; Hain Celestial Group, Inc. (NASDAQ: HAIN), a natural and organic food and products company; XpresSpa Group, Inc. (NASDAQ: XSPA), a health and wellness services company; Insomnia Cookies, a retailer of desserts open primarily in the evening and nighttime; Accel Foods, an incubator and investor in early stage food and beverage companies; Las Vegas Sands Corp., a casino company; El Pollo Loco Holdings, Inc., a casual Mexican restaurant; and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Heyer is the brother of Mr. Steven Heyer, another of our directors. We believe that Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Steven J. Heyer, one of our directors since the closing of the Business Combination and formerly Haymaker’s Chief Executive Officer and Executive Chairman from inception until the closing of the Business Combination, has over 40 years of experience in the consumer and consumer-related products and services industries, leading a range of companies and brands. Mr. Heyer is currently President and a director of Haymaker Acquisition Corp. 4, a special purpose acquisition company. Mr. Heyer has applied his experience and analytical skills in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies. Over the past nine years, he has been acting as an advisor and director to, and investor in, several private companies across the consumer subsectors of health and wellness, restaurants, technology, marketing services and technology and furniture. From its formation until it completed its business combination with OneSpaWorld Holdings (NASDAQ:OSW) in March 2019, he was an officer and director of Haymaker I, and since its business combination through May 2023, served on the board of OneSpaWorld Holdings. Mr. Heyer’s operating experiences include: leading the turnaround of Outback Steakhouse as an advisor (from 2010 to 2012); as Chief Executive Officer of Starwood Hotels & Resorts Worldwide (from 2004 until 2007); as President and Chief Operating Officer of The Coca-Cola Company (from 2001 to 2004); as a member of the boards of Coca-Cola FEMSA, and Coca-Cola Enterprises (all from 2001 to 2004); as President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee (from 1994 to 2001); as President and Chief Operating Officer of Young & Rubicam Advertising Worldwide (from 1992 to 1994); and before that spending 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. Mr. Heyer currently served on the boards of the following companies: Lazard Ltd; Lazard Group; and Atkins Nutritionals, Inc. which was acquired by Conyers Park Acquisition Corp, a publicly traded special purpose acquisition company. Previously, Mr. Heyer served on the board of following companies: WPP Group, a publicly traded digital, internet, and traditional advertising company; Equifax, a publicly traded consumer credit reporting and insights company; Omnicare, Inc., a supplier of pharmaceutical care to the elderly; Vitrue, Inc., a provider of social marketing publishing technologies; and Internet Security Systems, Inc. a provider of internet security software, appliance, and services. In March 2011, Harry & David Holdings, Inc. (“Harry & David”), a company where Mr. Heyer had been Chief Executive Officer from 2010 until February 2011, filed a prearranged Chapter 11 plan under the U.S. Bankruptcy Code. Subsequently, Harry & David filed a reorganization plan in bankruptcy court in May 2011 and emerged from bankruptcy in September 2011. Mr. Heyer received his B.S. from Cornell University and an M.B.A. from New York University. Mr. Heyer is the brother of Mr. Andrew Heyer, another of our directors. We believe that Mr. Heyer is qualified to serve as a director due to his extensive operations, management and business background, particularly in the consumer and consumer-related products and services industries.

Michael J. Gade, one of our directors since the closing of the Business Combination and our Lead Independent Director from July 2021 until June 2023, has served as a Senior Advisor to the Global Consumer Group of Boston Consulting Group since 2006. He has served on the board of directors of Upbound Group (NASDAQ: UPBD) formerly Rent-A-Center, Inc.for 15 years, retiring in June 2021, where he has advised in various areas including retailing, franchising, operational productivity, branding, merchandising, private label development and acquisition/post-merger integration in the convenience, fuel and grocery industries. Additionally, Mr. Gade was the Senior Partner and Chairman of Coopers & Lybrand’s Retail and Consumer Practice (now PwC) as well as a senior executive at 7-Eleven, having been responsible for merchandising, marketing and business development. Mr. Gade has also served on the board of the Crane Group, Inc, a large family office operating several diversified operating companies, since 2005, and currently serves as the Chair of the Audit Committee. Previously, Mr. Gade served on the board of the following companies: MACS, Inc, a private equity owned convenience chain and gasoline distributor in the Mid-Atlantic region; One Network, Inc, a leading software developer in the area of Demand Based Supply Chains as part of a Total Logistics solution; and Strive Group & Strive Logistics, a promotional group serving the consumer products industry. Mr. Gade received his B.S.B.A. and M.B.A. from the Ohio State University. We believe that Mr. Gade’s significant retail marketing experience provides our Board with an important resource with respect to our marketing and merchandising. In addition, Mr. Gade provides leadership and governance experience through his other directorships, including service on the audit and compensation committees of such companies.

Laura Shapira Karet, one of our directors since June 7, 2023, has over 30 years of experience in the grocery and consumer products industries. From 2012 to 2023, Ms. Karet served as the Chief Executive Officer of Giant Eagle, one of the nation’s largest retailers with approximately 32,000 team members and $11 billion in annual sales. She also served as the chairman of Giant Eagle’s board of directors. From 2000 to 2012, Ms. Karet served as Vice President of Marketing and Chief Strategy Officer and President of New Formats of Giant Eagle, during which period she was honored as one of Progressive Grocer Magazine’s 2010 Top Women in Grocery. During her tenure at Giant Eagle, Ms. Karet was noted for a variety of innovations, including enhancing manufacturing and fresh food production capabilities that led to expanded product offerings. She also focused on applying next generation technologies such A.I., robotics, and automation to retail, e-commerce, customer behavior and supply chains to streamline operations in stores and online. Prior to joining Giant Eagle, Ms. Karet was a marketing executive at the Sara Lee Corporation from 1997 to 2000 and a brand manager at the Procter & Gamble Company from 1990 to 1997, where she oversaw such household names such as Secret antiperspirant, Folgers coffee, and Crisco. Ms. Karet is a Trustee for the Brookings Institution and the Committee for Economic Development. She is also a member of the Council on Foreign Relations. We believe that Ms. Karet’s significant retail experience provides our Board with an important resource with respect to our store operations, marketing and merchandising.

Diversity and Inclusion. While we do not currently have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have gender, racial and ethnicity diversity along with diversity of knowledge base, professional experience and skills. The Nominating and Corporate Governance Committee takes these qualities into account when considering director nominees for recommendation to the Board. We believe diversity enhances our effectiveness.

Our Board currently has one female director and one member with racial diversity. The Board is committed to achieving a Board composition that represents a diversity of background and experience, inclusive of race, ethnicity, gender and sexual orientation.

The following matrix provides additional information about our Board diversity as of December 31, 2023.

Board Diversity Matrix
Total Number of Directors: 7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+

Family Relationships

Our directors, Andrew R. Heyer and Steven J. Heyer, are brothers.

Involvement in Certain Legal Proceedings

Our directors and named executive officers are not parties to any material legal proceedings.

CORPORATE GOVERNANCE

Overall Role of the Board

Pursuant to the Company’s Bylaws and the Delaware General Corporation Law, our business and affairs are managed under the direction of our Board. Directors are kept informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines are available at: www.arkocorp.com under Governance. The Board has also adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers, employees and certain designated agents, in accordance with applicable rules and regulations of the SEC and Nasdaq. Our Code of Business Conduct and Ethics is available at: www.arkocorp.com under Governance.

Board Declassification

At the 2022 Annual Meeting, our stockholders approved the Declassification Amendment to declassify our Board and provide for the annual election of all directors. Pursuant to the Declassification Amendment, which became effective following the 2022 Annual Meeting, our three class, staggered-term Board structure is being phased-out, and the annual election of the entire Board for a one-year term is being phased-in over a three-year period, commencing at the 2023 Annual Meeting and concluding at the 2025 Annual Meeting, at which time all members of the Board will be required to stand for election, each for a one-year term. Accordingly, each nominee for director at the Annual Meeting, if elected, will serve for a one-year term, expiring at our 2025 Annual Meeting.

Board Leadership Structure

Arie Kotler serves as President and Chief Executive Officer and Chairman of the Board.

The Company’s Bylaws provide that the position of Chief Executive Officer and Chairman of the Board may be held by the same person. The Chief Executive Officer is the individual selected by the Board to have general supervision of the affairs of the Company and general control of all of its business subject to the ultimate authority of the Board. The Board believes that its leadership structure is appropriate in the context of the Company’s specific circumstances, including Mr. Kotler’s long-standing knowledge of the Company’s business and his industry and public company experience.

To provide independent Board oversight of the Company and its operations and strategies, the Board has appointed an independent director to serve as Lead Independent Director who, among other things, chairs all executive sessions of independent directors and generally provides leadership to, and fosters coordination among, our independent directors, enabling them to better fulfill their role of bringing outside, non-management perspectives to the Board. The Board’s independent directors select the Lead Independent Director based upon the recommendation of the Nominating and Corporate Governance Committee. Mr. Gade served as our Lead Independent Director from July 2021 through June 2023, and Mr. Andrew Heyer has served as our Lead Independent Director since June 2023.

Our Lead Independent Director:

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Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
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Sets the agenda for executive sections of independent directors and briefs the Chairman on issues discussed;
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Has the authority to call meetings of the independent directors in his discretion;
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Serves as a liaison between our Chairman, on the one hand, and our independent directors, on the other;
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Consults with the Chairman on Board schedules and meeting agendas;
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Advises the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the Board to effectively, and responsibly, perform their duties;
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Makes himself available for consultation with major stockholders;
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Has the authority to retain outside advisors and consultants who report directly to the Board; and
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Provides support and guidance to the Chairman, as needed.

Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our Company’s corporate governance policies and systems in light of the governance risks that our Company faces and the adequacy of our Company’s policies and procedures designed to address such risks and also for oversight of our ESG planning and initiatives.

Cybersecurity Risk Oversight. Until November 2023, our Board had oversight responsibility for cybersecurity threats, and our Senior Vice President of IT provided cybersecurity-related information to the Board on a periodic basis. In November 2023, the Board formed a Cybersecurity Special Committee which has oversight over our management of cybersecurity threats and is charged with periodically reporting on cybersecurity matters to the Board. Currently, the Cybersecurity Special Committee consists of four independent directors: Sherman K. Edmiston III, Avram Friedman, Michael J. Gade and Laura Shapira Karet, with Mr. Friedman serving as chair. The Board’s oversight, including through the Cybersecurity Special Committee, includes receiving periodic reports from GPM’s SVP of IT and other information technology team members on various cybersecurity matters, including risk assessments, mitigation strategies, areas of emerging risks, incidents and industry trends, and other areas of importance. In addition, the Cybersecurity Special Committee is now tasked with oversight of our annual cybersecurity assessment of key cybersecurity risks, which was previously overseen by the Board.

In November 2023, the Board adopted cybersecurity processes, which strengthened and formalized company-wide procedures related to identifying, managing and assessing cybersecurity threats. In the event of a cybersecurity incident which is potentially material, the SVP of IT must report such incident to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), General Counsel and the chair of the Cybersecurity Special Committee, and these executives and board member determine whether, based on materiality or potential materiality, to report GPM’s cybersecurity incident to the Cybersecurity Special Committee, which committee makes a determination if such cybersecurity incident requires a public filing.

Corporate Governance Guidelines. Our Board strongly supports effective corporate governance and has developed and followed a program of strong corporate governance. Our Nominating and Corporate Governance Committee is responsible for overseeing our guidelines and reporting and making recommendations to the Board concerning corporate governance matters. Our guidelines are published on our website at www.arkocorp.com and are available in print to any stockholder who requests them from our Secretary.

Director Independence. Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that the Board meets all independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. The Board has affirmatively determined that the following directors are “independent” as defined in the listing standards of Nasdaq: Sherman K. Edmiston III, Avram Friedman, Michael J. Gade, Andrew R. Heyer, Steven J. Heyer and Laura Shapira Karet. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section in this proxy statement titled “Certain Relationships and Related Party Transactions.”

Code of Ethics. Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our CEO, CFO and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available on our website. We intent to provide amendments for waivers to our Code of Business Conduct and Ethics for any of our directors and principal officers on our website within four business days after such amendment or waiver. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Board Meetings. The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During the year ended December 31, 2023, the Board held 10 meetings and conducted certain business by unanimous consent. According to our guidelines, our independent Directors also regularly meet in executive sessions without management participation.

All of our directors are encouraged to attend our Annual Meeting of stockholders. All of our directors attended the 2023 Annual Meeting.

Board Committees.

In 2023, our Board had standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of these committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

The table below provides current committee membership information and the number of meetings held in fiscal year 2023:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sherman K. Edmiston III (1)		X	Chair
Michael J. Gade	Chair	X	X
Andrew R. Heyer	X
Steven J. Heyer		Chair	X
Avram Friedman (2)	X	X
Laura Shapira Karet (3)	X		X
	9 meetings held	10 meetings held	5 meetings held

(1)
Mr. Edmiston became Chair of the Nominating and Governance Committee in May 2023.
(2)
Mr. Friedman joined the Audit and Compensation Committees in June 2023.
(3)
Ms. Karet joined the Audit and Nominating and Corporate Governance Committees in June 2023.

During 2023, each director other than Ms. Karet attended at least 75% of the meetings of the Board and committees on which he or she served. Ms. Karet joined the Board in June 2023 and attended approximately 73% of the meetings of the Board and committees on which she served.

Audit Committee. Our Audit Committee consists of Michael J. Gade, Andrew R. Heyer, Avram Friedman and Laura Shapira Karet, with Mr. Gade serving as the chair. The Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the Audit Committee of a listed company be comprised solely of independent directors. Our Audit Committee meets the requirements for independence of Audit Committee members under applicable SEC and Nasdaq rules. All of the members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Mr. Gade qualifies as our “Audit Committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

The Report of the Audit Committee, which is set forth in this Proxy Statement, further describes the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2023.

Compensation Committee. Our Compensation Committee of the Board (the “Compensation Committee”) consists of Sherman K. Edmiston III, Avram Friedman, Michael J. Gade and Steven J. Heyer, with Mr. Steven J. Heyer serving as the chair. The Compensation Committee determines our general compensation policies and the compensation provided to our officers. The Compensation Committee also makes recommendations to our Board regarding director compensation. In addition, the Compensation Committee reviews and determines unit-based compensation for our directors and officers and administers our equity incentive plans. Our Compensation Committee also oversees our corporate compensation programs. Each member of our Compensation Committee is independent, as defined under the Nasdaq listing rules, which also satisfies Nasdaq’s additional independence standards for Compensation Committee members. Each member of our Compensation Committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).

The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. In carrying out its responsibilities, the Compensation Committee shall be entitled to rely upon the advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Compensation Committee may consult.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Sherman K. Edmiston III, Michael J. Gade, Steven J. Heyer and Laura Shapira Karet, with Mr. Edmiston serving as the chair. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, with the goal of creating a balance of knowledge, experience and diversity, recommending that the Board select the director nominees for election at each annual meeting of stockholders, recommending to the Board criteria for Board and committee membership, developing and recommending to the Board a set of Corporate Governance Guidelines and reviewing and reassessing the adequacy of such guidelines annually and recommending any proposed changes to the Board, overseeing periodic evaluations of the Board and its committees, exercising sole authority to retain and terminate any search firms that are to be used by the Company to assist in identifying director candidates and reviewing and discussing with the Board corporate succession plans for the CEO and other key officers of the Company.

Our Nominating and Corporate Governance Committee is also responsible for oversight of the Company’s environmental, social and governance (“ESG”) policy and activities, which includes oversight of the implementation of ESG policy that we adopted on July 9, 2022, review and assessment of the adequacy of such policy and related procedures and workplans, and external reporting on ESG matters and the Company’s overall ESG program. During the course of 2023, our Nominating and Corporate Governance Committee received regular updates and held multiple discussions with management and outside experts as part of the oversight on our ESG workplans and the reporting of ESG matters in our 2022 Sustainability Report. For additional information see “Environmental, Social and Governance” below.

Each member of our Nominating and Corporate Governance Committee is independent as defined under the Nasdaq listing rules.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Director Nominations. The Nominating and Corporate Governance Committee may solicit recommendations for the Board from any or all of the following sources: non-management directors, the CEO, other executive officers, third-party search firms, or any other source it deems appropriate, including stockholders. The Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. In identifying and evaluating proposed director candidates, the Nominating and Corporate Governance Committee considers, in addition to the minimum qualifications and other criteria for Board membership, all facts and circumstances that it deems appropriate or advisable, including, among other things:

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The skills of the proposed director candidate.
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His or her depth and breadth of business experience.
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Whether the nominee would help achieve a mix that represents a diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation or other background characteristics.
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His or her independence.
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The needs of the Board.

The Nominating and Corporate Governance Committee will consider candidates recommended by ARKO’s stockholders pursuant to written applications submitted to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227, Attention: Corporate Secretary. The Secretary of the Company will forward all recommendations to the Nominating and Corporate Governance Committee.

The information required to be included in any such recommendation for directors is set forth in our Bylaws. Although we have not adopted a formal written policy regarding the consideration of candidates recommended by ARKO’s stockholders, the Nominating and Corporate Governance Committee considers director candidates recommended by stockholders in light of our Bylaws and the general qualifications and specific qualities and skills established by the Nominating and Corporate Governance Committee, as described above. Without limiting the requirements contained in our Bylaws, (i) as to each person whom the stockholder proposes to nominate for election as a director, such stockholder must provide (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, such stockholder must provide (a) the name and record address of such stockholder as they appear on the Company’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (b) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (c) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (d) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Environmental, Social and Governance (“ESG”). In 2022, we set out on our ESG journey with an in-depth process to develop our ESG policy. We developed our policy following a dedicated engagement process with many of our stakeholders in order to align our goals with their expectations and the best interests of the Company and our stockholders. The policy, designed under the auspices of our management and approved by the Nominating and Corporate Governance Committee, guides our ESG governance and activity, and provides guidelines for addressing ESG issues. Our goal is to manage the environmental impact of our operations, and incorporate sustainable management practices in our daily operations. We want all employees to thrive while promoting ESG practices throughout the business. For our customers, we strive to create inviting, safe spaces in our stores. We are committed to good governance. We think and act for the long-term, and we understand that governance, environmental stewardship and social responsibility are important aspects of our business and are taken very seriously by our many stakeholders.

Guided by our ESG policy, we published our inaugural ESG report in December 2022 (the “2021 ESG Report”) and our second report in September 2023 (the “2022 Sustainability Report”). Our 2022 Sustainability Report included the following highlights:

•
In 2022, we began measuring our greenhouse gas (GHG) emissions as part of our effort to more deeply understand and manage our climate impact. In order to capture a broad picture our of GHG emissions, we assess our scope 1 and scope 2 direct emissions, and we assess our indirect scope 3 emissions relating to upstream and downstream fuel supply and consumption by our customers (scope 3 emissions were assessed using default emissions factors for fuel supply and consumption). This process included establishing significant data management infrastructures and mapping each component of our scope 1 and scope 2 emission sources across our operations.
•
In 2022, we improved the tracking of water consumption across our sites, which has enabled us to more effectively manage our consumption and identify opportunities to improve our water efficiency. In addition to tracking our water data, we actively invest in improving the water efficiency of our sites.
•
In 2022, through our acquisition of Pride Convenience Stores, we grew our EV charger count by 36 charging units at an additional eight sites. Out of 36 chargers, 24 chargers are level 3 high-powered chargers, offering our customers fast and efficient charging services.
•
We expanded our efforts to transition to energy efficient lighting and have increased the installed LED lighting in our stores and sites so that 65% of our stores have LED lighting fixtures on their canopies.
•
In 2022, we continued and enhanced our emphasis on employee engagement, including the encouragement of open communication through pulse surveys and our “open door policy,” striving to reinforce a positive working culture which drives a stronger and more stable workforce.

Looking ahead, we are implementing our workplans and setting sustainability targets as we pursue effective management and performance improvements in the ESG areas set forth in our ESG policy.

For more information about our ESG program, policy, our 2021 ESG Report and our 2022 Sustainability Report, please visit https://arkocorp.com/company-information/responsibility.

Management Succession. As reflected in our Nominating and Corporate Governance Committee Charter, one of the Board’s primary responsibilities includes planning for CEO succession and monitoring and advising on management’s succession planning for other key officers of the Company, with the goal of establishing an effective succession plan. The Board also discusses management succession in meetings, including during sessions held by the Company’s non-management directors. Our Nominating and Corporate Governance Committee has identified individuals who would be able to undertake the CEO’s duties on an interim basis if necessary.

Diversity, Equity and Inclusion. As part of our governance process, in 2023, a diversity, equity and inclusion policy was adopted by GPM, as our main operating company, which policy includes provisions related to recruitment, talent development, and training, in addition to legal compliance in this area.

Communications with the Company and the Board. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227, Attention: Secretary or by e-mail to Investor Relations, Investors@gpminvestments.com.

Interested parties may also communicate with our Board by calling (804) 730-1568 in the United States. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Corporate Governance Documents. Our website is at www.arkocorp.com. Please visit our website under the section captioned “Governance” for the following:

•
Committee Charters (Audit, Nominating and Corporate Governance, and Compensation),
•
Corporate Governance Guidelines, and
•
Code of Business Conduct and Ethics.

These materials may also be requested in print by writing to our Corporate Secretary at ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227.

Certain Relationships and Related Party Transactions

Voting Letter Agreement. In connection with the transactions contemplated by the agreement pursuant to which we consummated the Business Combination (the “Business Combination Agreement”), Arie Kotler, Morris Willner (who served on our Board until January 1, 2024 and is a beneficial owner of more than 5% of outstanding common stock) and Vilna Holdings (a beneficial owner of more than 5% of outstanding common stock) entered into a letter agreement (the “Voting Letter Agreement”). Pursuant to the Voting Letter Agreement, until the seventh anniversary of the Business Combination closing, each of Mr. Willner and Vilna Holdings (each, a “Willner Party”) will vote, or cause to be voted, all shares of our common stock owned beneficially or of record, whether directly or indirectly, by such Willner Party or any of its affiliates, or over which such Willner Party or any of its affiliates maintains or has voting control, directly or indirectly, at any annual or special meeting of our stockholders, in favor of Arie Kotler if he is a nominee for election to our Board.

Registration Rights. Upon the closing of the Business Combination, we entered into a registration rights agreement with certain holders of our securities. Pursuant to the terms of the registration rights agreement, we are obligated to file a registration statement to register the resale of certain of our securities held by such holders. The registration rights agreement also provides for certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

Sponsor Support Agreement. Concurrently with the execution of the Business Combination Agreement, we entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) with Haymaker Sponsor II LLC (the “Sponsor”), and for purposes of Section 6 and Section 12 thereof, Andrew R. Heyer and Steven J. Heyer, pursuant to which, among other things, the Sponsor, Andrew R. Heyer and Steven J. Heyer (each, a “Specified Holder”) have agreed to vote, or cause to be voted, all shares of our common stock owned beneficially or of record, whether directly or indirectly, by such Specified Holder or any of its affiliates, or over which such Specified Holder or any of its affiliates maintains or has voting control, directly or indirectly, in favor of Arie Kotler if he is a nominee for election to our Board from the Business Combination closing date for a period of up to seven years following such date, subject to certain exceptions.

In connection with the Business Combination, pursuant to the Sponsor Support Agreement 4,200,000 shares of our common stock that would otherwise be issuable to the Sponsor were deferred (subject to certain triggering events as set forth in the Business Combination Agreement).

Related Party Transaction Policy. Our related party transaction policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior review of the Audit Committee; in the event any director or member of the Audit Committee has an interest in the subject transaction, such director will recuse herself or himself from any discussion or vote regarding such transaction. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

All of the transactions described in this section entitled “Certain Relationships and Related Party Transactions” were entered into prior to the adoption of this policy, which occurred shortly after the closing of the Business Combination.

STOCK OWNERSHIP

The following table sets forth information known to us regarding beneficial ownership of common stock as of April 12, 2024 by:

•
each person known by us to be the beneficial owner of more than 5% of outstanding common stock;
•
each of our named executive officers and directors; and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 12, 2024, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock is based on 115,743,761 shares of our common stock outstanding as of April 12, 2024.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him or her.

Name and Address of Beneficial Owner (1)	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
Greater than 5% Stockholders:
Arie Kotler (2)	22,107,474	19.0%
Morris Willner (3)	11,683,980	10.1%
Entities affiliated with Davidson Kempner Capital Management LP (4)	23,673,004	20.4%
Harvest Partners (5)	10,241,940	8.9%
Entities affiliated with MSD Partners, L.P. (6)	8,503,401	6.8%
The Phoenix Holdings Ltd. (7)	6,169,186	5.3%
BlackRock Inc. (8)	5,895,949	5.1%

Named Executive Officers and Directors:
Arie Kotler (2)	22,107,474	19.0%
Andrew R. Heyer (9)	1,995,200	1.7%
Steven J. Heyer (10)	708,001	*
Michael J. Gade (11)	76,654	*
Sherman K. Edmiston III (11)	47,033	*
Avram Friedman (11)	32,672	*
Laura Shapira Karet (11)	18,670	*
Maury Bricks	101,433	*
Eyal Nuchamovitz	127,871	*
Don Bassell	112,584	*

All current Directors and Executive Officers as a group (10 persons)	25,215,008	21.6%

* Less than 1%

(1)
Unless otherwise noted, the business address of each of these stockholders is c/o ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227.
(2)
The shares listed as being owned by Arie Kotler include (i) 9,452,636 shares held by KMG Realty LLC and (ii) 236,538 shares held by Yahli Group Ltd., of which Mr. Kotler is the sole shareholder and member and the sole and exclusive beneficiary. Includes 882,854 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days.

(3)
Based solely on information reported in the Schedule 13D/A filed on March 1, 2024. The address of Mr. Willner is 31 Ocean Reef Drive, C101-151 Key Largo, FL 33037.
(4)
The shares listed as being owned by Davidson Kempner (inclusive of 533,333 shares issuable upon exercise of Public Warrants) are held of record by GPM Owner LLC, a Delaware limited liability company (“GPM Owner”), Davidson Kempner Partners, a New York limited partnership (“DKP”), Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”), and Davidson Kempner International, Ltd., a British Virgin Islands business company (“DKIL”). GPM Owner, DKP, DKIP and DKIL are collectively referred to as the “DK Funds.” Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the SEC, is responsible for the voting and investment decisions of, and acts as the investment manager to, each of the DK Funds. The address of the principal business office of the DK Funds is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, NY 10022.
(5)
Consists of 10,241,940 shares of our common stock held of record by GPM HP SCF Investor, LLC (“GPM HP SCF”). HP Holding, LLC is the general partner of Harvest Capital Partners Holdings, L.P., which is the managing member of Harvest Partners Holdings, LLC, which is the general partner of Harvest Associates SCF GP, L.P., which is the general partner of Harvest Associates SCF, L.P., which is the general partner of Harvest Partners Structured Capital Fund, L.P., which is the managing member of GPM HP SCF Member, LLC, which is the managing member of GPM HP SCF (collectively, the “Harvest Entities”). HP Holding, LLC is controlled by its voting members Michael DeFlorio, John Wilkins, Ira Kleinman, Thomas Arenz and Stephen Eisenstein (together, the “Members”). Accordingly, each of the Members and Harvest Entities may be deemed to share beneficial ownership of the securities held of record by GPM HP SCF. Each of them disclaims any such beneficial ownership. The business address of each of the Harvest Entities and the Members is c/o Harvest Partners, LP, 280 Park Avenue, 26th Floor West, New York, NY, 10017.
(6)
Includes 8,503,401 shares issuable upon conversion of the Company’s Series A Preferred Stock. The shares are held of record by MSD Special Investments Fund, L.P., a Delaware limited partnership, MSD SIF Holdings, L.P., a Delaware limited partnership, MSD Credit Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership, MSD PCOFMAS2 SPV, LLC., a Delaware limited liability company, Lombard International Life Ltd., a Bermuda corporation, on behalf of its Segregated Account BIGVA005, and MSD SBAFLA SPV, LLC., a Delaware limited liability company (collectively, the “MSD Funds”). MSD Partners, L.P., a Delaware limited partnership (“MSD Partners”), is the investment manager of, and may be deemed to beneficially own the securities beneficially owned by the MSD Funds. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own the securities beneficially owned by, MSD Partners. Gregg R. Lemkau maintains investment discretion over this investment and therefore may be deemed to beneficially own securities beneficially owned by MSD GP. Each of MSD Partners, MSD GP, and Gregg R. Lemkau disclaims beneficial ownership of such securities. The address of the principal business office of the MSD Funds is c/o MSD Partners, L.P., 1 Vanderbilt Avenue, 26th Floor, New York, NY 10017.
(7)
Based solely on information provided as of March 31, 2024. The Phoenix Holdings Ltd. has shared voting and dispositive power over 6,169,186 of such shares. The shares included are beneficially owned by various direct or indirect, majority or wholly-owned subsidiaries of the Phoenix Holdings Ltd. (the “Phoenix Subsidiaries”). The Phoenix Subsidiaries manage their own funds and/or the funds of others, including for holders of exchange-traded notes or various insurance policies, members of pension or provident funds, unit holders of mutual funds, and portfolio management clients.
(8)
Based solely on information reported in the Schedule 13G filed on April 5, 2024. Blackrock, Inc., a parent holding company, has sole dispositive over 5,895,949 of such shares, and sole voting power over 5,768,920 of such shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(9)
Beneficial ownership of 1,995,200 presented in the table (x) includes (i) 605,331 shares of our common stock held by Mr. Andrew R. Heyer, (ii) 802,451 shares of our common stock issuable upon exercise of the private warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Haymaker held by Mr. Andrew R. Heyer, (iii) 179,649 shares of our common stock held by Heyer Investment Management, LLC, (iv) 337,873 shares of our common stock issuable upon exercise of the Private Warrants held by Heyer Investment Management, LLC and (v) 69,896 restricted stock units granted to Mr. Andrew R. Heyer (see footnote 11 below), and (y) excludes (i) 1,205,156 Deferred Shares to be issued to Mr. Andrew R. Heyer upon the occurrence of certain events, and (ii) 507,434 Deferred Shares to be issued to Heyer Investment Management, LLC upon the occurrence of certain events. Mr. Andrew R. Heyer is the managing member of Heyer Investment Management, LLC and has voting and dispositive power of the securities held by such entity. Accordingly, Mr. Andrew R. Heyer may be deemed to have or share beneficial ownership of such securities.
(10)
Beneficial ownership of 708,001 presented in the table (x) includes (i) 380,106 shares of our common stock issuable upon exercise of the Private Warrants, (ii) 253,644 shares of our common stock and (iii) 74,251 restricted stock units granted to Mr. Steven J. Heyer (see footnote 11 below), and (y) excludes 570,864 Deferred Shares.
(11)
Represents restricted stock units issued to directors that are fully vested but cannot be settled until the earlier of (a) the applicable director ceasing to be a director of the Company and (b) a change of control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2023, all applicable Section 16(a) filing requirements were complied with on a timely basis.

Delinquent Section 16(a) Reports

To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2023, all applicable Section 16(a) filing requirements were complied with on a timely basis, except for one late Form 4 filed by each of Maury Bricks, Donald Bassell and Eyal Nuchamovitz on January 4, 2023, each of which reported two transactions that occurred on January 1, 2023, and one late Form 5 filed by Andrew Heyer on April 14, 2023 to report two gifts that occurred on August 19, 2022.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information as of December 31, 2023 with respect to compensation plans under which any of our equity securities are authorized for issuance. This table includes information as of December 31, 2023 with respect to our equity securities under the ARKO Corp. 2020 Incentive Compensation Plan (the “2020 Plan”), which was approved by our stockholders in connection with the Business Combination and is our only equity compensation plan.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)		(b)		(c)
Equity compensation plans approved by securityholders	6,810,771	(1)	9.03	(2)	4,761,695	(3)
Equity compensation plans not approved by securityholders	—		—		—
Total	6,810,771		9.03		4,761,695

(1)
Includes (i) stock options to purchase 1,306,682 shares and (ii) 5,504,089 shares of restricted stock (including 1,098,746 shares of restricted stock under outstanding performance-based restricted stock units, which represents the maximum amount of additional shares that may be issued above the target amount for the March 2022 and 2023 performance-based restricted stock awards).
(2)
Weighted average exercise price of 1,306,682 outstanding options; excludes time-based restricted stock units and performance-based restricted stock units.
(3)
Amount is reduced by 1,098,746 shares of restricted stock under outstanding performance-based restricted stock units, which represents the maximum amount of additional shares that may be issued above the target amount for the March 2022 and 2023 performance-based restricted stock awards.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation program and decisions for 2023 for the following individuals who we referred to as our named executive officers, or NEOs, in 2023:

•
Arie Kotler, Chairman, President and Chief Executive Officer
•
Don Bassell, former Chief Financial Officer
•
Maury Bricks, General Counsel and Secretary
•
Eyal Nuchamovitz, Executive Vice President, Business Development and M&A

In January 2023, Mr. Bassell announced his planned retirement, effective upon the appointment of his successor. Mr. Bassell’s tenure as the Company’s Chief Financial Officer (principal financial and accounting officer) concluded upon the effectiveness of Mr. Giammatteo’s appointment as Executive Vice President and Chief Financial Officer (principal financial and accounting officer) on January 2, 2024. Mr. Bassell will remain with the Company until the beginning of May 2024 to assist with the transition process.

EXECUTIVE COMPENSATION PROGRAM

Executive Compensation Objectives and Philosophy

Our executive compensation strategy is guided by four core guiding principles: alignment to stakeholders; performance focused; competitive; and simple and transparent.

Our primary executive compensation objectives are to:

•
Attract, retain and motivate executives who are capable of advancing the Company’s mission and strategy; and
•
Reward executives in a manner aligned with the Company’s financial performance.

To achieve our objectives, we deliver executive compensation to the NEOs through a combination of the following components:

•
base salary;
•
cash bonus opportunities;
•
equity compensation, which is mainly performance-based; and
•
broad-based employee benefits.

Our executive compensation program for 2021 was the first compensation program adopted following completion of the Business Combination on December 22, 2020 and was influenced by the unique circumstances of the Company including: (i) prior to 2021, no executive had received equity grants and (ii) the Company wished to reward long-term service and individual contribution with special recognition awards. In 2021, as part of our transition to a public company, all incentive compensation was granted solely in equity without a cash component.

In 2022 and 2023, we began to transition to an incentive program that better reflects our peers’ compensation levels and public-company compensation structures while continuing to build our executives’ equity base, which we believe aligns their interests with those of our stockholders. Therefore, starting in 2022, a small portion of the long-term incentive (“LTI”) awards for certain named executive officers was granted in the form of cash (“Cash LTIs”) and subject to the same metrics as our performance-based restricted stock units (“PSUs”) .

Our equity LTIs (which may be granted in the form of shares, stock options, time-based restricted stock units (“RSUs”), PSUs or a combination thereof) consists of equity awards linked to Company performance and long-term value creation in an effort to align the interests of the NEOs with our stockholders as described in below, and time-based equity awards intended to foster share ownership that aligns the NEO’s long-term interests with stockholders of the Company. We primarily grant LTI equity in the form of time-based RSUs and PSUs, which awards are designed to attract and retain individuals with the qualifications to manage and lead the Company by motivating such persons to develop professionally and contribute to the achievement of our financial and operational goals. We believe having a substantial amount of the compensation package at risk, with a complementary time-based component intended to foster share ownership to align recipients long-term interests with our stockholders, provides optimal alignment among increasing stockholder value, management’s execution of our long-term strategic plan and goals, and value actually realized by our executives.

Under the ARKO Corp. 2020 Plan, we use EBITDA (as defined below) as the performance metric for LTIs, including the PSUs and Cash LTI issued to selected NEOs and the performance level is measured versus our Annual Budgeted EBITDA (as defined below). This performance metric is also used as the financial performance metric for certain corporate-level and field-level employee cash bonuses. We chose EBITDA as the performance metric for the PSUs because we believe that it is a key indicator of our operating performance and a strong equity valuation metric.

“EBITDA” is defined as GPM’s net income plus interest, taxes, depreciation & amortization, (gain)/loss on disposal of fixed assets, impairment charges, acquisition costs, other noncash items, and unusual or nonrecurring items. We chose this definition because GPM is our primary operating entity.

“Annual Budgeted EBITDA” is defined as budgeted EBITDA for a fiscal year as approved by the Board within the first sixty days of the beginning of that fiscal year, as may be adjusted by the Board, within its discretion, for mergers and acquisitions, store closures and similar extraordinary non-recurring items.

We believe that actual EBITDA is the most relevant performance metric at this point of time for our executives, because (i) we believe EBITDA reflects the Company’s core performance and operational results, (ii) EBITDA is influenced, in part by the efforts of our executives to enhance sales, grow margin and reduce cost and expenses, and (iii) EBITDA is a metric reviewed by our investors when evaluating our Company. For 2020 through 2023, we did not use total shareholder return (“TSR”) as a metric for measuring our executive officers’ performance because we have been publicly-traded for only a limited period of time, the trading volume of our shares has been relatively low, we believe that the market has generally been poor for companies like us that combined with a SPAC, and we believe that we have only a limited number of publicly traded peers with similar characteristics and to which we could compare our TSR as a means of determining executive compensation.

Compensation Determination Process; Role of Compensation Consultant and Management

The Compensation Committee, on behalf of the Board, discharges the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, oversees the Company’s overall compensation structure, policies and programs, and reviews the Company’s processes and procedures for the consideration and determination of director and executive compensation.

The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the Company’s stockholders.

Each year, at the beginning of the year, the Company’s Board approves the Annual Budgeted EBITDA, which is then used as a metric for our equity LTI and Cash LTI awards. The Board periodically reviews the approved Annual Budgeted EBITDA to determine whether adjustments are appropriate as a result of mergers and acquisitions, store closures and similar extraordinary non-recurring items.

Pursuant to its charter, the Compensation Committee is authorized to, and has direct responsibility for, the appointment, compensation and oversight of the work of any compensation consultant retained by the Compensation Committee. For the 2023 fiscal year, the Compensation Committee engaged Mercer (US) as its independent compensation consultant to assist with our 2023 compensation program. Mercer (US) has served as the Compensation Committee’s independent compensation consultant for the prior two fiscal years. The Compensation Committee assessed the independence of Mercer (US) pursuant to SEC rules prior to this latest engagement and did not identify any conflict of interest that would prevent it from independently advising the Compensation Committee.

In 2023, the compensation consultant attended selected Compensation Committee meetings and advised the Compensation Committee on the following matters, among others: peer group development; market review of executive compensation levels and compensation mix; long-term incentive plan design and development of performance measures for the CEO bonus.

The awards to Mr. Kotler for 2023 were based on the terms of his written employment agreement. At the beginning of each calendar year, the Compensation Committee determines the key performance measures for Mr. Kotler. In February 2023, the Compensation Committee determined that Mr. Kotler’s Target Bonus (as defined below) for 2023 was to be based on certain key performance measures that were focus areas for 2023 in the fields of financial management, strategic planning, acquisitions and deal performance, culture and team, people development, Board relations, and communications and social responsibility. With regard to Mr. Kotler’s LTI for 2023, the Compensation Committee approved the same awards as were approved for 2022.

In March of 2022 and March of 2023, the Compensation Committee approved equity awards and cash bonuses for the NEOs (other than Mr. Kotler). The awards to the other NEOs were based on recommendations of the CEO, which were based in part on (i) the

CEO’s assessment of these executives’ contribution to the Company and the need to retain these executives, (ii) prior year award amounts, and (iii) the fact that 2021 was the first year in which the executives received equity compensation from the Company.

The Compensation Committee additionally considers other factors in making decisions on executive pay adjustments, including individual and company performance, experience, time in position and for roles other than the CEO, the recommendations of the CEO. Based on the CEO’s recommendations in 2023, the Compensation Committee approved a cash bonus component for the NEOs’ compensation, which was based on performance.

ARKO Corp. 2020 Incentive Compensation Plan

Our equity awards are granted under the 2020 Plan, which was approved at the special meeting of Haymaker stockholders held on December 8, 2020, and is administered by the Compensation Committee.

Our grants of RSUs provides the award recipient the right to receive, upon the vesting date of such RSUs, one share of common stock for each vested RSU. Each RSU vests in accordance with the schedule determined at the time of grant, subject to the grantee’s continued employment or service through the vesting date.

Our grants of PSUs provides the award recipient the right to receive, upon the vesting date of such PSUs, one share of common stock for each vested PSU. PSUs generally vest (or fail to vest) at the end of a three-year performance period, based on the performance metrics specified in the Form PSU Agreement, subject to the additional requirement that the grantee remain in continuous service through the vesting date.

Our grants of stock options provides non-qualified stock options to purchase shares of common stock, subject to the vesting of such stock options, at an applicable exercise price per share.

For additional information on the 2020 Plan, including the proposed Amendment to the 2020 Plan, see “Proposal No. 3 – Amendment to the ARKO Corp. 2020 Incentive Compensation Plan.”

Compensation Elements

The following is a discussion and analysis of each component of our executive compensation program for 2023, as well as relevant information with respect to bonuses paid in prior years.

Our NEO’s compensation has a substantial performance-based component. For 2023, the base salary and time-based equity components represented 41% of the total compensation set forth in the summary compensation table below of our CEO and between 52% and 68% for our other NEOs. For 2022, the base salary and time-based equity components represented 36% of the total compensation set forth in the summary compensation table below of our CEO and between 50% and 66% for our other NEOs. For 2021, the base salary and time-based equity components represented 62% of the total compensation set forth in the summary compensation table below of our CEO and between 71% and 79% for our other NEOs.

Base Salary

Annual base salaries compensate the NEOs for fulfilling the requirements of their respective positions and provide them with a predictable and stable level of cash income relative to their total compensation.

In 2023, each of Messrs. Kotler and Nuchamovitz received an annual base salary increase of 3.0%, Mr. Bassell received an annual base salary increase of 4.1% and Mr. Bricks received an annual base salary increase of 3.3%.

Bonuses

Target Bonus

Pursuant to Mr. Kotler’s employment agreement, he is entitled to a target bonus opportunity with a target equal to 150% of his current base salary (the “Target Bonus”), based on satisfaction of performance criteria established by the Compensation Committee. For 2023, the Compensation Committee has determined that the threshold for payout would be 50% of the Target Bonus and the maximum would be 200% of the Target Bonus. The actual payout for 2023 as approved by the Compensation Committee was 50% of the Target Bonus. For 2022, Mr. Kotler received 100% of the Target Bonus. For 2021, Mr. Kotler was not entitled to the Target Bonus because the Compensation Committee did not establish the performance criteria in respect of that bonus. However, in March 2022, the

Compensation Committee approved discretionary RSU awards to Mr. Kotler to recognize Mr. Kotler’s contribution to the Company’s strong 2021 financial results.

Discretionary Bonus

Pursuant to their respective employment agreements, Messrs. Bassell, Nuchamovitz and Bricks may be awarded discretionary bonuses from time to time. In 2023, a one-time cash bonus of $100,000 was approved by the Compensation Committee for each of Mr. Bricks and Mr. Nuchamovitz in anticipation of the Transit Energy Group, LLC acquisition that closed in March 2023.

Fixed Quarterly Bonus

Pursuant to their respective employment agreements, Messrs. Bassell and Bricks are each entitled to a fixed quarterly bonus. Please see “— Employment Agreements” below.

Long Term Incentives (LTIs)

Under Mr. Kotler’s employment agreement, his long-term incentive target (“LTI Target”) is 350% of his base salary. The LTI Target for our other NEOs, except for Mr. Bassell, for 2023 were 203% – 239%, without giving effect to a discretionary bonus of $100,000 earned by each Messrs. Bricks and Nuchamovitz in 2023. The LTI Target for Mr. Bassell for 2023 was 51%.

Cash LTIs

The Company believes that aligning annual cash bonus for its NEOs with the Company’s performance serves the primary objectives of the Company’s compensation philosophy.

Accordingly, since 2022, the Company has granted a Cash LTI to the NEOs, other than Mr. Kotler who is instead entitled to an annual cash Target Bonus under his employment agreement, as described above. The Cash LTI is granted in conjunction with the grant of PSUs and is allocated to each of the three years in the PSU performance cycle, and each portion is earned and payable, if at all, consistent with the performance results and associated payout percentages for the PSUs for each individual year. The amount of Cash LTI, if any, earned each year is paid annually at or about the time the results for the preceding year are approved by the Compensation Committee. We believe that basing the Cash LTI on the same performance metrics as our PSUs with the same payout percentage further aligns our NEO’s interests with development within our existing operational and strategic metrics while providing a cash incentive to complement our equity LTIs. In 2023, due to Mr. Bassell’s planned retirement in 2024, in lieu of a Cash LTI, Mr. Bassell was granted a one year cash short-term incentive to be paid based on the performance of the Company in 2023.

No short-term incentive plan was implemented for NEOs other than Mr. Kotler in accordance with his employment agreement and for Mr. Bassell in 2023 as described above.

Equity LTIs

In 2021, the Company granted the NEOs (other than Mr. Kotler) both RSUs and PSUs. Excluding the one-time special recognition awards, our NEOs (other than Mr. Kotler) received one-third (1/3) of their LTI in RSUs that are time-based (vesting ratably over a three year period) and two-thirds (2/3) in PSUs. These 2021 grants were more heavily weighted towards PSUs to enhance the performance orientation of the awards, particularly given the retention-oriented special recognition award granted in respect of the consummation of the Business Combination.

The 2022 equity grants were driven primarily by a market survey data for similar-sized companies reviewed by the Compensation Committee’s independent consultant in November 2021 and the lack of historical equity grants to any NEOs before 2021. As a result, in 2022, we added an LTI cash component and therefore increased the performance metric components of our other NEO’s LTI to be 30% RSUs, 50% PSUs and 20% Cash LTI, as described above.

The 2023 equity grants were made generally in the same form and weighting as in 2022, with a mix of performance-based and time-based awards, predominantly weighted towards performance conditions. In 2023, the other NEO’s LTI, except for Mr. Bassell, consisted of approximately 31% – 36% RSUs, 50% – 58% PSUs and 11% – 14% Cash LTIs. For Mr. Bassell, in 2023, due to his planned retirement, in lieu of LTIs, the Company granted awards consisting of 45% RSUs with one year vesting and 55% in a cash short-term incentive to be paid based on the performance of the Company in 2023 in lieu of a Cash LTI.

The stock options granted to Mr. Kotler in 2021 through 2023 were designed to align his pay opportunity with stock price appreciation. The stock options granted in 2021 were granted at a $10 strike price based on the price of the stock used for the Business Combination. Upon review of the 2021 grant, the Compensation Committee determined that a computational error resulted in the issuance of fewer stock options than were supposed to have been granted in 2021. As a result, in March 2022, Mr. Kotler was granted “make-up” stock options, which options have a $10 strike price. The other stock options granted in March 2022 as compensation for 2022 were granted at $8.49 strike price based on our market price at the time of the grant. The stock options granted in March 2023 were granted at a $8.58 strike price based on our market price at the time of the grant. We believe these stock options align with investor focus on stock price.

The PSUs have three-year cliff vesting and the RSUs and Stock Options vest ratably over three years. We believe these vesting periods are consistent with market practices and promote retention.

We believe our 2023 awards provided market-aligned long term incentive opportunities.

Performance-based Restricted Stock Units

Each PSU includes three one-year performance periods. The payout of shares earned, if any, is at the end of the three-year cycle, provided the recipient continues to be employed by the Company as of the end of such performance period, and is the greater of (a) the sum of the PSUs earned for each of the three fiscal years during the performance period based on actual EBITDA compared to the Annual Budgeted EBITDA for each respective year or (b) the average of actual EBITDA compared to the Annual Budgeted EBITDA for the three fiscal years with a cap applied at 110% when averaging each year.

The following table shows the threshold and target achievement levels of the Annual Budgeted EBITDA for 2023 and the corresponding payout levels to the NEOs. Payout levels between the stated levels of achievement increase in 5% increments for each additional percentage of the Annual Budgeted EBITDA achieved, up to the target level.

Performance Metric and PSU payout level:	Threshold	Target	Maximum
Annual Budgeted EBITDA	90%	100%	110% or over
Payout Level	50%	100%	150%

Given our strong performance in 2022, in which we achieved in approximately 108% of Annual Budgeted EBITDA, the Compensation Committee adjusted the performance criteria between 100% and 110% of the Annual Budgeted EBITDA for 2022 and in 2023 approved that the percentage of PSUs out of the target amount for 2022 will be 125% multiplied by one-third. This applied to (i) all PSUs granted as part of the 2021 LTI and all PSUs granted as part of the 2022 LTI, and (ii) the NEOs Cash LTIs granted in March 2022 with respect to the portion earned and payable for 2022.

In 2023, we achieved slightly above 90% of Annual Budgeted EBITDA, and in 2024, the Compensation Committee approved that the percentage of PSUs out of the target amount for 2023 will be 50% multiplied by one-third. This applied to (i) all PSUs granted as part of the 2021 LTI, the 2022 LTI, and the 2023 LTI, and (ii) the NEOs Cash LTIs granted in March 2022 and March 2023 with respect to the portion earned and payable for 2023.

We believe that the above payout amounts are in-line with the market practices, are tied to Board approved annual budgets, and calibrate the threshold and maximum to investor expectations.

No Payment of Dividends on Unvested Stock Awards

We do not grant to recipients any rights, benefits, or entitlements with respect to the shares corresponding to the awards granted (including no rights to receive any dividend) unless and until those shares are vested.

Incentive Compensation Clawback Policy

All our award agreements include a “clawback” provision which permits the Company to recoup equity or other compensation provided under the applicable plan or otherwise in accordance with any Company policies to the extent that the Company, in its discretion, determines to be necessary or appropriate to comply with any clawback policy. In November 2023, in accordance with the final clawback policy rules adopted by the SEC and Nasdaq, the Board adopted a clawback policy, which was filed with the SEC as Exhibit 97.1 to our 2023 Annual Report on Form 10-K (the “Clawback Policy”). The Clawback Policy is administrated by our Board or, if so designated by the Board, the Compensation Committee, and generally provides for the mandatory recovery of erroneously awarded excess “incentive-based compensation” from all current and former covered executive officers, which is inclusive of our NEOs, in the event the Company is required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the then current period or left uncorrected in the then current period. Such mandatory recovery applies to all such excess compensation received by a covered executive officer during the three completed fiscal years immediately preceding the earlier of (i) the date that the Board, a committee of the Board or authorized officer concluded (or reasonably should have concluded) that the Company is required to prepare such an accounting restatement and (ii) the date a legally authorized body directs the Company to prepare an accounting restatement. The administrator of the Clawback Policy may designate additional persons as subject to such mandatory recovery provisions and may designate other persons as subject to the Clawback Policy, but for whom recovery of such compensation is subject to the discretion of the administrator.

Benefits and Perquisites

Tax Gross-Ups

We do not provide tax gross-ups with respect to any element of compensation.

Employee Benefit Plans

NEOs are eligible to participate in our employee benefit plans, including our medical, disability and life insurance plans, in the case of Messrs. Bassell, Giammatteo, Bricks and Nuchamovitz, on the same basis as all of our other employees. The Company also pays the employee portion of group medical coverage for Mr. Kotler. The employee benefit plans are designed to assist in attracting and retaining skilled employees critical to our long-term success. We also maintain a 401(k) plan for the benefit of our eligible employees, including the NEOs, as discussed below.

The Company does not maintain enhanced health or retirement benefits for its executives and does not permit excessive perquisites to its NEOs; however, the Company does pay the employee portion of group medical coverage for the CEO.

401(k) Plan

We maintain a retirement savings plan, or 401(k) plan, open to all employees from their first day at work, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer up to 75% of their compensation subject to applicable annual contribution limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and limits imposed by non-discrimination testing. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. We match a portion of employee contributions according to the 401(k) plan (subject to Internal Revenue Service limits and non-discrimination testing). For 2023, the matching contribution was 50% of the first 6% of eligible contributions made by the participants for such plan year. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We made matching contributions of approximately $1.3 million to the 401(k) Plan during the year ended December 31, 2023.

Non-Qualified Deferred Compensation

We offer a select group of management and key employees, including the NEOs, who contribute materially to the Company’s continued growth, development and future business success an opportunity to defer a portion of their compensation (in the form of salary and bonuses) under our Non-Qualified Plan, or NQP. We made matching contributions of approximately $0.2 million to the NQP during the year ended December 31, 2023 related to all participants.

Pension Benefits

We do not maintain any pension benefit or retirement plans other than the 401(k) plan.

Employment, Severance or Change in Control Agreements

We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to the Company’s detriment. Accordingly, we determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of its management team and to allow them to focus on the value to equity holders of strategic alternatives without concern for the impact on their continued employment. See “Potential Payments upon Termination or Change in Control” for a discussion of certain rights of the NEOs upon termination of their employment or upon the occurrence of certain events.

Employment Agreements

Kotler Employment Agreement

On September 8, 2020, we entered into an employment agreement with Mr. Kotler pursuant to which Mr. Kotler serves as our Chief Executive Officer for a three-year term from December 22, 2020, following which the agreement will be automatically extended for additional one-year terms, unless either we or Mr. Kotler give at least 120 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Kotler is entitled to the following:

•
An annual base salary of $1,080,000, to be increased by at least 3% on an annual basis (subject to an annual review by the Compensation Committee for increase (but not decrease));
•
A target bonus opportunity equal to 150% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the Compensation Committee;
•
An annual long term-incentive award having a fair market value (as reasonably determined by the Board or the Compensation Committee) equal to 350% of the executive’s then base salary in effect as of the date of the grant with the type of the long-term incentive award, and the terms and conditions thereof, determined by the Compensation Committee of the Board, in its discretion;
•
An expense reimbursement for all reasonable business expenses actually paid or incurred by the executive during the term of employment, including first class air travel, hotel and other travel-related expenses, including for any and all related travel between our principal place of business in Richmond, Virginia and employee’s principal residence in Miami-Dade, Florida; and
•
Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by us to our executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.

Bassell Employment Agreement

On August 4, 2020, GPM and Mr. Bassell entered into an amended and restated employment agreement for a five-year term, following which the agreement contemplated automatic extension for additional one-year terms, unless either GPM or Mr. Bassell gives at least 90 days’ prior notice of non-extension. Under the terms of the amended and restated employment agreement, Mr. Bassell was entitled to the following:

•
An annual base salary of $370,302 (subject to discretionary review by the CEO for increase (but not decrease));
•
A signing bonus of $50,000;
•
A monthly car allowance of $600;
•
A quarterly bonus of $35,000 (to be eligible, Mr. Bassell must have been employed by GPM on the last day of the prior calendar quarter);
•
Participation in the 2020 Incentive Plan;
•
Discretionary bonus (as determined by the CEO or Board); and
•
Participation in customary employee benefit plans and in the NQP.

In January 2023, Mr. Bassell announced his planned retirement, effective upon the appointment of his successor. Mr. Bassell’s tenure as the Company’s Chief Financial Officer (principal financial and accounting officer) concluded upon the effectiveness of Mr. Giammatteo’s appointment as Executive Vice President and Chief Financial Officer (principal financial and accounting officer) on January 2, 2024. Mr. Bassell will remain with the Company until the beginning of May 2024 to assist with the transition process.

Bricks Employment Agreement

Pursuant to the terms of the employment agreement dated January 3, 2020, between GPM and Mr. Bricks, Mr. Bricks continued to serve as GPM’s General Counsel for a five-year term, following which the agreement will be automatically extended for additional successive one-year terms, unless either GPM or Mr. Bricks gives at least 90 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Bricks is entitled to the following:

•
An annual base salary of $395,000 (subject to discretionary review by the CEO for increase (but not decrease));
•
A signing bonus of $50,000;
•
A monthly car allowance of $600;
•
A quarterly bonus of $10,000 (to be eligible, Mr. Bricks must be employed by GPM on the last date of the prior calendar quarter);
•
Participation in the 2020 Incentive Plan;
•
Discretionary bonus (as determined by the CEO or Board); and
•
Participation in customary employee benefit plans and in the NQP.

Nuchamovitz Employment Agreement

Pursuant to the terms of the employment agreement dated January 1, 2020, between GPM and Mr. Nuchamovitz, Mr. Nuchamovitz continued to serve as Executive Vice President of GPM for a five-year term, following which the agreement will be automatically extended for additional successive one-year terms, unless either GPM or Mr. Nuchamovitz gives at least 90 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Nuchamovitz is entitled to the following:

•
An annual base salary of $555,000 (subject to discretionary review by the CEO for increase (but not decrease));
•
A signing bonus of $100,000;
•
A monthly car allowance of $600;
•
Participation in the 2020 Incentive Plan;
•
Discretionary bonus (as determined by the CEO or Board); and
•
Participation in customary employee benefit plans and in the NQP.

Giammatteo Employment Agreement

Pursuant to the terms of the employment agreement dated December 19, 2023, by and among the Company, GPM and Mr. Giammatteo, the Company appointed Mr. Robb Giammatteo as Executive Vice President and Chief Financial Officer (principal financial and accounting officer), effective January 2, 2024. Mr. Giammatteo’s employment agreement provides for an initial term of three years, which term will automatically extend for successive one-year terms unless the Company or Mr. Giammatteo gives at least 90 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Giammatteo is entitled to the following:

•
An annual base salary of $725,000 (which amount is subject to periodic review by the Compensation Committee for increase (but not decrease));
•
Annual short-term cash incentive bonus of up to 50% of the current base salary;
•
Annual long term incentive compensation which includes (i) time-based awards equal to $250,000 and (ii) performance-based awards equal to $1,062,125. The type of long term awards, and the terms and conditions, and the grant date, shall be determined by the Compensation Committee, in its discretion.
•
In addition to the foregoing, and to partially account for foregone severance from Mr. Giammatteo’s immediately prior employer, when Mr. Giammatteo’s initial grants were first issued in 2024 under the Company’s normal grant cycle, a one-time special award consisting of performance-based restricted stock units equal to $730,000;

•
A monthly car allowance of $600; and
•
Participation in customary employee benefit plans and in the NQP.

Our Anti-Hedging Policy

We prohibit our directors, executive officers and certain designated employees from engaging in hedging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

Our Pledging Policy

We require pre-notification if any of our directors, executive officers and certain designated employees wish to pledge Company securities as collateral for a loan (or modify an existing pledge). Our policy provides that the securities subject to such a pledge shall be subject to all of our other restrictions on trading in the Company’s securities. As of December 31, 2023 and April 19, 2024, no shares were pledged by our directors and executive officers.

Compensation-Related Risk Assessment

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our Company. The Compensation Committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (ii) the oversight exercised by the Compensation Committee over the performance metrics and results under the 2020 Plan.

Consideration of Stockholder Advisory Vote on Executive Compensation

We are presenting our stockholders with a non-binding advisory proposal to approve the compensation of our NEOs. The Compensation Committee considers the results of the advisory votes on executive compensation together with the Company’s compensation philosophy, as described in this CD&A, when considering executive compensation arrangements, including any changes to the executive compensation program. At the 2023 Annual Meeting, over 93% of the votes cast by our stockholders voted to approve, on an advisory basis, the compensation of the NEOs described in the proxy statement for the 2023 Annual Meeting. We considered this approval by the stockholders and determined that we would not make any material modifications to the compensation arrangements for the NEOs. The next non-binding advisory vote to approve the executive compensation of our NEOs will be held at the Annual Meeting. Please see Proposal 2 contained in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.

Sherman K. Edmiston III, Avram Friedman (commencing from June 2023), Michael J. Gade, Steven J. Heyer and Starlette B. Johnson (until May 2023) served on the Company’s Compensation Committee in 2023. During fiscal year 2023, no interlocking relationship existed between our Board or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.

The Compensation Committee has reviewed and discussed the CD&A contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

The following independent directors, who comprise the Compensation Committee, provide this report:

COMPENSATION COMMITTEE

Steven J. Heyer (Chair)

Sherman K. Edmiston III

Avram Friedman

Michael J. Gade

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation earned or received by the NEOs for services rendered during the fiscal years ended December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($) (4)	Total ($)
Arie Kotler,	2023	1,146,731	—	2,673,511		1,336,754		885,128		6,445	6,048,569
Chairman, President, Chief Executive Officer and Director	2022	1,113,319	—	2,595,597		1,299,832		1,668,600		6,445	6,683,793
	2021	1,080,000	—	4,039,200	(6)	1,250,278	(5)	—	(6)	6,445	6,375,923
Don Bassell,	2023	409,108	140,000	125,002		—		101,667		11,010	786,787
Chief Financial Officer	2022	393,066	140,000	640,002		—		66,667		9,180	1,248,915
	2021	378,420	140,000	1,680,000		—		—		9,180	2,207,600
Maury Bricks,	2023	430,594	140,000	950,004		—		50,000		26,636	1,597,234
General Counsel and Secretary	2022	416,846	40,000	600,005		—		62,500		21,350	1,140,701
	2021	403,657	40,000	1,488,000		—		—		27,335	1,958,992
Eyal Nuchamovitz, (7)	2023	656,273	100,000	1,150,004		—		50,000		32,443	1,988,720
Executive Vice President	2022	637,103	—	600,005		—		62,500		10,582	1,310,190

(1)
The amounts shown in this column represent the discretionary bonuses earned by Messrs. Bricks and Nuchamovitz in 2023 and quarterly bonuses earned by Messrs. Bassell and Bricks in 2023, 2022 and 2021. See “Bonuses” for a discussion of such bonuses.
(2)
The amounts in this column reflect the aggregate grant date fair value of stock or option awards, as applicable, granted and computed in accordance with ASC 718, Compensation-Stock Compensation. For a discussion of the assumptions relating to these valuations, see Note 18 – Share-Based Compensation to our audited financial statements included in Item 8 of our Annual Report on Form 10-K filed with the SEC on February 27, 2024 (the “2023 Annual Report on Form 10-K”). The amounts for the performance-based restricted stock units included in the stock awards column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance-based restricted stock granted in 2023 would have been: Mr. Kotler—$4,010,266; Mr. Bricks—$825,006; and Mr. Nuchamovitz—$1,125,005.
(3)
The amounts shown in this column represent the Target Bonus earned by Mr. Kotler in 2023 and 2022 and Cash LTI earned by Messrs. Bassell, Bricks and Nuchamovitz in 2023 and 2022. See “Bonuses” for a discussion of such bonuses.
(4)
The amounts shown in this column include the amount the Company paid for the employee-paid portion of group medical coverage for Mr. Kotler in 2023, 2022 and 2021, 401(k) matching contributions for Mr. Bricks in 2023, 2022, and 2021 and Mr. Nuchamovitz in 2023 and 2022, matching contributions made under the NQP for Mr. Bricks in 2023, 2022 and 2021 and for Mr. Nuchamovitz in 2023, imputed income for group term life insurance for Mr. Kotler for 2023, 2022 and 2021, and imputed income for group term life insurance and car allowances for Messrs. Bassell and Bricks for 2023, 2022 and 2021 and for Mr. Nuchamovitz for 2023 and 2022. NEOs were also provided with group life insurance and group medical coverage that are not included with the exception of Mr. Kotler’s group medical coverage insurance (reflected above), because they are provided under broad-based, non-discriminatory benefit plans.
(5)
Includes stock options granted in March 2022 as part of a “make up” grant with respect to a grant of stock options in 2021. Upon review of the 2021 grant, the Compensation Committee determined that a computational error resulted in the issuance of fewer stock options than were supposed to have been granted in 2021, resulting in the “make up” effected in 2022. The 2022 grant was effected at the applicable fair value at the time of actual grant in 2022.
(6)
For 2021, Mr. Kotler was not entitled to a Target Bonus under his Employment Agreement because the Compensation Committee did not establish the performance criteria in respect of that bonus. However, in March 2022, the Compensation Committee approved a discretionary RSU award to Mr. Kotler to recognize the strong 2021 financial results and Mr. Kotler’s contribution to those results.
(7)
Mr. Nuchamovitz was not a named executive officer in 2021.

Grants of Plan-Based Awards

This table provides supplemental information relating to grants of plan-based awards made to NEOs relative to 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name/Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)
Arie Kotler
Target Bonus		885,128	1,770,256	3,540,512
Stock Options	3/2/2023									409,290	(4)	8.58	1,336,754
Performance-Based Restricted Stock Units	3/2/2023				155,799	311,598	467,397						2,673,511	(5)
Don Bassell
Cash LTI	3/2/2023	75,000	150,000	225,000
Restricted Stock Units	3/2/2023							14,569	(3)				125,002
Maury Bricks
Cash LTI	3/2/2023	75,000	150,000	225,000
Restricted Stock Units	3/2/2023							46,620	(4)				400,000
Performance-Based Restricted Stock Units	3/2/2023				32,052	64,103	96,155						550,004	(5)
Eyal Nuchamovitz
Cash LTI	3/2/2023	75,000	150,000	225,000
Restricted Stock Units	3/2/2023							46,620	(4)				400,000
Performance-Based Restricted Stock Units	3/2/2023				43,707	87,413	131,120						750,004	(5)

(1)
The amounts reflect the potential range of payments under the Target Bonus and Cash LTI plans. The actual payments earned for 2023 are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See “Bonuses” for a discussion of such bonuses. The Cash LTI is granted in conjunction with the grant of PSUs and is allocated to each of the three years in the PSU performance cycle, and each portion is earned and payable, if at all, consistent with the performance results and associated payout percentages for the PSUs for each individual year. In 2023, due to Mr. Bassell’s planned retirement in 2024, the Cash LTI granted to Mr. Bassell was for one year only to be paid based on the performance of the Company in 2023.
(2)
The amounts reflect a range of PSUs that vest, if at all, based on achievement of performance targets with a three-year performance period with any shares earned vesting on December 31, 2025. The amounts under Threshold reflect the threshold award under the PSUs, which is 50% of the target amount. The amounts under Maximum reflect the greatest potential award under the PSUs, which is 150% of the target amount. The Compensation Committee will determine the performance against pre-established targets to determine payout of the PSUs, if any, at the end of the performance period. See “Compensation Discussion and Analysis—Compensation Elements—Long Term Incentives (LTIs)—Performance-based Restricted Stock Units” above for additional information on terms of PSUs granted during 2023.
(3)
The grant provided for full vesting on March 1, 2024.
(4)
The grants provided for vesting in three equal annual installments beginning on March 1, 2024.
(5)
Represents the aggregate grant date fair value of the target amount calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2023 Fiscal Year End

Name	Award Type	Unexercised/Not Vested Securities Outstanding (#)	Exercisable Securities Outstanding (#)	Option Exercise Price ($/share)	Option Expiration Date	Market Value ($) (1)	Vesting Schedule of Unexercised/Not Vested Securities Outstanding
Arie Kotler	Options	—	126,000	10.00	3/6/2031	—	Fully vested
	Options	301,935	150,968	8.49	3/2/2032	—	50% on March 1, 2024 and March 1, 2025
	Options	159,244	159,245	10.00	3/2/2032	—	100% on March 1, 2024
	Options	409,290	—	8.58	3/2/2033	—	1/3 on March 1, 2024, 2025 and 2026
	RSUs	127,208				1,049,466	50% on March 1, 2024 and March 1, 2025
	PSUs	252,000				2,079,000	The performance period ended on December 31, 2023; the full target amount (100%) vested on February 23, 2024
	PSUs	290,438				2,396,114	The performance period ending on December 31, 2024 (2)
	PSUs	259,665				2,142,236	The performance period ending on December 31, 2025 (2)
Don Bassell	RSUs	41,667				343,753	100% on January 1, 2024
	RSUs	18,846				155,480	50% on March 1, 2024 and March 1, 2025
	RSUs	14,569				120,194	100% on March 1, 2024
	PSUs	50,000				412,500	The performance period ended on December 31, 2023; the full target amount (100%) vested on February 23, 2024
	PSUs	44,758				369,254	The performance period ending on December 31, 2024 (2)
Maury Bricks	RSUs	39,445				325,421	100% on January 1, 2024
	RSUs	17,668				145,761	50% on March 1, 2024 and March 1, 2025
	RSUs	46,620				384,615	1/3 on March 1, 2024, 2025 and 2026
	PSUs	36,667				302,503	The performance period ended on December 31, 2023; the full target amount (100%) vested on February 23, 2024
	PSUs	41,962				346,187	The performance period ending on December 31, 2024 (2)
	PSUs	53,419				440,707	The performance period ending on December 31, 2025 (2)
Eyal Nuchamovitz	RSUs	43,334				357,506	100% on January 1, 2024
	RSUs	17,668				145,761	50% on March 1, 2024 and March 1, 2025
	RSUs	46,620				384,615	1/3 on March 1, 2024, 2025 and 2026
	PSUs	50,000				412,500	The performance period ended on December 31, 2023; the full target amount (100%) vested on February 23, 2024
	PSUs	41,962				346,187	The performance period ending on December 31, 2024 (2)
	PSUs	72,844				600,963	The performance period ending on December 31, 2025 (2)

(1)
Based on ARKO’s closing stock price of $8.25 on December 31, 2023.
(2)
The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, will vest in a single vesting upon the Compensation Committee determining that the performance criteria has been met; amounts are based on the probable outcome of such performance-based vesting conditions as of the record date.

Option Exercises and Stock Vested in 2023

This table provides information concerning the exercises of stock options and the vesting of RSUs and PSUs in 2023 on an aggregated basis for each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Arie Kotler	—	—	63,605	526,013
Don Bassell	—	—	51,090	438,764
Maury Bricks	—	—	48,278	414,642
Eyal Nuchamovitz	—	—	52,167	448,321

Pension Benefits Table

None of the NEOs participated in any defined benefit pension plans in 2023.

Non-Qualified Deferred Compensation

We offer a select group of management and key employees, including our NEOs, who contribute materially to the Company’s continued growth, development and future business success an opportunity to defer a portion of their compensation under our NQP. The NQP allows these employees to defer up to 90% of their annual base salary and cash bonuses. Distributions under the NQP begin on a date that is within 30 days of the participant’s separation from service, except in the case of specified employees where no distributions will be made until six months after separation from service or, if earlier, the date of the specified employee’s death. Participants may elect to receive deferred amounts in a lump sum or in at least two, but not more than ten, consecutive annual installments. Participants can elect from investment alternatives made available as investment options for their deferred compensation and gains and losses on these investments are credited to their respective accounts.

For each plan year, we make a discretionary match, which for 2023 was equal to 50% of the first 6% of contributions made by the participants for such plan year; however, that amount is reduced, dollar for dollar, by the amount of employer matching contributions that we contribute to the participant’s 401(k) plan for such plan year. In addition, we may also make additional matching contributions and discretionary contributions, in the Company’s sole discretion, on a participant by participant basis.

Tax rules limit the amount that executives may contribute under the 401(k) plan and therefore also limit the company match under the 401(k) plan for executives. The NQP matching contribution is intended to reflect the amount of the matching contribution which is limited by the tax laws.

The following table sets forth non-qualified deferred compensation for the NEOs.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Arie Kotler	—	—	—	—
Don Bassell	—	—	—	—
Maury Bricks	130,764	16,612	72,574	431,954
Eyal Nuchamovitz	44,594	19,720	27,551	215,548

(1)
The amount in this column is included in the “All Other Compensation” column for 2023 in the Summary Compensation Table and represents employer contributions credited to the NEO’s account in 2024 for 2023.

Potential Payments upon Termination or Change of Control

The employment agreements of our NEOs provide for certain payments and benefits in the event of certain terminations of employment. The material terms of such arrangements as of December 31, 2023 are described below.

Mr. Kotler Employment Agreement

Mr. Kotler’s employment will terminate upon the earliest to occur of: (i) the executive’s death; (ii) a termination by us by reason of the executive’s disability; (iii) a termination by us with or without cause; or (iv) a termination by executive with or without good reason. Mr. Kotler’s employment agreement provides for certain payments and benefits upon termination of the executive’s employment. The material terms of these arrangements are described below:

•
Termination for cause or without good reason. In connection with a termination by us for cause or by the executive without good reason, the executive will be entitled to payment of all accrued and unpaid base salary and bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.
•
•
Termination in connection with death or disability. In addition to the payments described above, in connection with any termination by us in connection with employee’s death or disability, the executive will be entitled to: (i) the executive’s pro rata Target Bonus; (ii) pro rata vesting of all outstanding long-term incentive awards; and (iii) continuation of applicable health benefits.

•
Termination without cause or for good reason. In connection with a termination by us without cause or by executive for good reason, the executive will be entitled to: (i) payment of all accrued and unpaid base salary and bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs, (ii) severance amount equal to two times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date and (b) the executive’s Target Bonus for the bonus period in which termination occurs, which will be payable for two years following the termination date and (iii) vesting, immediately prior to such termination, in any long-term awards that previously were granted to the executive but which had not yet vested.

In addition, if the executive’s employment is terminated by us without cause or by the executive for good reason during the two-year period immediately following a change in control, then in lieu of the severance amount described above, the executive will be entitled to a lump-sum payment equal to three times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date and (B) the executive’s Target Bonus for the bonus period in which the termination date occurs, less applicable withholdings and deductions.

The payments described above are subject to the executive’s delivery to us of an executed release of claims. Upon termination of the executive’s employment, the executive will continue to be subject to the non-competition and non-solicitation covenants for two years, unless we fail to make any payments described above within 15 days of written notice from the executive of such failure.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by us (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of the employment agreement:

“Cause” means (i) a conviction of the executive to a felony involving moral turpitude; (ii) a willful misconduct by the executive resulting in material economic harm to the Company and/or its related entities, taken as a whole; (iii) a willful or continued failure by the executive to carry out the reasonable and lawful directions of the Board issued in accordance with the Company’s governing documents following written notice by the Board of such failure and an opportunity of no less than ten (10) days to cure same; (iv) executive engaging in fraud, embezzlement, theft or material dishonesty resulting in material economic harm to the company or any related entity; (v) a willful or material violation by the executive of a material policy or procedure of the Company or any related entity following written notice by the Board of such violation and an opportunity of no less than thirty (30) days to cure same; or (vi) a willful material breach by the executive of the agreement which remains uncured following no less than ten days’ written notice to executive by the Board of such failure.

“Good Reason” means, if such event occurs without the executive’s consent in writing, (i) a reduction in the executive’s annual base salary, Target Bonus or long-term incentive award, (ii) a non-de minimis diminution in any respect of the executive’s title, authority, duties, or responsibilities; (iii) a diminution in any respect in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to a corporate officer or executive instead of reporting directly to the Board; (iv) a material diminution in any respect the budget over which the executive retains authority; (v) a change in the geographic location of the Company’s business that would require him to relocate more than fifty (50) miles from Miami-Dade County, Florida; (vi) a change in control of the Company, or (v) any other action or inaction that constitutes a material breach by the Company of the agreement. However, “Good Reason” will only exist if the executive gives the Company notice within 30 days after the first occurrence of any of the foregoing events, the Company fails to correct the matter within 30 days following receipt of such notice.

Messrs. Bassell, Bricks and Nuchamovitz Employment Agreements

Mr. Bassell’s amended and restated employment agreement, Mr. Bricks’ employment agreement and Mr. Nuchamovitz’s amended and restated employment agreement each provide for certain payments and benefits upon termination of the executive’s employment. The material terms of these arrangements are described below:

•
Termination for any reason. In connection with a termination by GPM for any reason, the executives will be entitled to payment of all accrued and unpaid base salary and quarterly bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.

•
Termination for good reason or without cause. In addition to the payments described above, in connection with any termination by GPM without cause or by the executive for good reason (each, as defined below), if the executive’s employment is terminated within five years from the effective date of his employment agreement, and a GPM Sale Payment (as defined below) is not payable in connection with such termination, the executive will be entitled to:
•
A pro rata portion of his bonus (if any is due under the Corporate Incentive Plan); and
•
Payment of base salary for the period commencing on the termination date and ending on the date that is three months from the termination date for Messrs. Bassell and Bricks and six months from the termination date for Mr. Nuchamovitz.

Mr. Bassell’s amended and restated employment agreement, Mr. Bricks’ employment agreement and Mr. Nuchamovitz’s amended and restated employment agreement each provide for certain payments and benefits upon occurrence of the following events:

•
IPO. If GPM completes an IPO (as defined below), then the executives will receive equity (or equity equivalents, such as options) as part of a customary plan for executives created as part of such IPO, subject to the vesting requirements of such plan.
•
Sale of GPM. If GPM sells substantially all of its assets or its equity (each, a “GPM Sale”) prior to the termination of the executive’s employment or, a GPM Sale occurs under a fully executed agreement entered into within 180 days following termination of the executive’s employment by GPM without cause or his resignation for good reason, GPM shall pay an amount as part of a customary plan for executives created as part of the GPM Sale (the “GPM Sale Payment”) to the executives. These amounts will be payable within 60 days following consummation of the GPM Sale. Upon an IPO, the foregoing provision will terminate and such amounts will no longer be payable.

The payments described above under “Sale of GPM” are subject to the executive’s delivery to GPM of an executed release of claims and continued compliance with restrictive covenants regarding confidentiality, proprietary rights, non-competition, non-solicitation and non-disparagement. Upon termination of the executive’s employment, the non-solicitation covenant will continue to apply for 12 months. In addition, the non-competition covenant will continue to apply (i) in the case of termination by GPM for cause or by the executive without good reason, for twelve months and (ii) in the case of termination by GPM without cause or by the executive for good reason, for three months.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by GPM (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of these employment agreements:

“Cause” means (i) the Board’s reasonable determination that there has been misconduct by the executive that is materially injurious to GPM or that results in the executive’s inability to substantially perform his duties for GPM, (ii) the Board’s reasonable determination that the executive failed to carry out or comply with any lawful and reasonable directive of the Board or CEO consistent with the terms of his employment agreement, (iii) the executive’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) the Board’s reasonable determination of the executive’s unlawful use (including being under the influence) or possession of illegal drugs on GPM (or any affiliate’s) premises or while performing the executive’s duties and responsibilities, (v) the executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against GPM or any of its affiliates, other than inadvertent actions or actions that are not materially injurious to GPM, (vi) the executive’s material violation of any provision of his employment agreement, any other written agreement between GPM and the executive, or any material GPM policy, (vii) the executive’s willful and prolonged, and unexcused absence from work (other than by reason of disability due to physical or mental illness), or (viii) the Board’s reasonable determination of any unlawful act or breach of GPM policy, discrimination or harassment against another GPM employee or any affiliated or related company of GPM.

“Good Reason” means, if such event occurs without the executive’s consent in writing, (i) a material diminution in the nature or scope of the executive’s responsibilities, authorities, title or duties, (ii) a material reduction in the executive’s annual base salary from the annual base salary in effect in the immediately prior year, (iii) in the case of Messrs. Bricks and Bassell, a reduction in the quarterly bonus, (iv) GPM materially violating any of its material obligations to the executive under the agreement, or (v) GPM requiring the executive to permanently relocate more than 100 miles from Richmond, Virginia in the case of Messrs. Bricks and Bassell or requiring the executive to permanently relocate from Aventura, Florida, in the case of Mr. Nuchamovitz. However, “Good Reason” will only exist if the executive gives GPM notice within 30 days after the first occurrence of any of the foregoing events, GPM fails to correct the matter within 30 days following receipt of such notice and the executive actually terminates employment within 90 days following the expiration of GPM’s 30-day cure period. If the executive does not so terminate, any claim of such circumstances of “Good Reason” shall be deemed irrevocably waived by the executive.

“IPO” means (i) an initial public offering and sale of any securities of GPM pursuant to an effective registration statement under the Securities Act the issuer of which, immediately before the registration, was not subject to Exchange Act reporting requirements, (ii) a transaction pursuant to which GPM merges with or into a direct or indirect subsidiary of, or effects a share exchange with, an issuer subject to Exchange Act reporting requirements (including, a transaction with a special purpose acquisition company), following which, holders of the securities of GPM prior to such transaction receive as consideration equity securities of such issuer, (iii) the registration of any securities of GPM under Section 12 of the Exchange Act.

Potential Payments Upon Termination

The following tables illustrate the payments and benefits that each NEO would have received under his employment agreement if ARKO experienced a change in control on December 31, 2023 or such NEO’s employment had terminated on December 31, 2023 for any of the reasons described in the tables. The amounts presented in the tables are estimates and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the NEOs, which would only be known at the time that employment terminates, or the change of control occurs, as applicable.

Arie Kotler

Executive Compensation Element	Termination by Company for Cause or Resignation without Good Reason ($)	Termination due to Death or Disability ($)		Termination by Company without Cause or Resignation with Good Reason ($)	Termination by Company without Cause or Resignation with Good Reason during Two-Year Period Immediately Following a Change in Control ($)
Cash Severance
Base Salary	22,696	22,696		5,923,552	8,873,980
Bonus	885,128	885,128		885,128	885,128
Total Cash Severance	907,824	907,824		6,808,680	9,759,108
Long-Term Incentives
Value of Accelerated Grants (1)	—	5,439,953	(2)	7,582,740	7,582,740
Total Long-Term Incentives	—	5,439,953		7,582,740	7,582,740
Benefits
Health Benefits	—	43,350		43,350	86,700
Total Benefits	—	43,350		43,350	86,700
Grand Total	907,824	6,391,127		14,434,770	17,428,548

(1)
Amount represents (a) the PSUs and RSUs that would have been subject to accelerated vesting multiplied by the $8.25 closing price of ARKO’s stock on the last trading day of 2023 plus (b) in-the-money stock options that would have been subject to accelerated vesting multiplied by the difference between the closing price of ARKO’s stock on the last trading day of 2023 and the option’s exercise price.
(2)
For awards subject to performance-based vesting conditions, amounts are based on the probable outcome of such performance-based vesting conditions as of the last day of the year.

Other NEOs

Executive Compensation Element	Termination for Any Reason ($)		Termination due to Death or Disability ($)	Termination for Good Reason or Without Cause ($)	Termination for Good Reason or Without Cause Following a Change in Control ($) (1)	Termination for Good Reason or Without Cause Following a Change in Control ($) (2)
	Don Bassell
Cash Severance
Base Salary	7,946		7,946	111,238	111,238	111,238
Bonus (3)	136,667		136,667	136,667	136,667	136,667
Total Cash Severance	144,613		144,613	247,905	247,905	247,905
Long-Term Incentives
Value of Accelerated Grants (4) (5) (6)	—	(7)	1,278,097	—	1,278,097	1,258,661
Total Long-Term Incentives	—		1,278,097	—	1,278,097	1,258,661
Grand Total	144,613		1,422,710	247,905	1,526,002	1,506,566
	Maury Bricks
Cash Severance
Base Salary	8,348		8,348	116,866	116,866	116,866
Bonus (3)	60,000		60,000	60,000	60,000	60,000
Total Cash Severance	68,348		68,348	176,866	176,866	176,866
Long-Term Incentives
Value of Accelerated Grants (4) (5) (6)	—		1,535,991	—	1,535,991	1,459,010
Total Long-Term Incentives	—		1,535,991	—	1,535,991	1,459,010
Grand Total	68,348		1,604,339	176,866	1,712,857	1,635,876
	Eyal Nuchamovitz
Cash Severance
Base Salary	12,714		12,714	343,278	343,278	343,278
Bonus (3)	50,000		50,000	50,000	50,000	50,000
Total Cash Severance	62,714		62,714	393,278	393,278	393,278
Long-Term Incentives
Value of Accelerated Grants (4) (5) (6)	—		1,731,491	—	1,731,491	1,633,143
Total Long-Term Incentives	—		1,731,491	—	1,731,491	1,633,143
Grand Total	62,714		1,794,205	393,278	2,124,769	2,026,421

(1)
If within 12 months after a change in control of the Company occurs, the NEO’s continuous service is terminated by the Company without cause or by the NEO for good reason, the value of the accelerated grants amount is calculated based on a pro rata amount of the PSUs (if any) payable after the end of the three years performance period. Such pro rata amount is to be calculated based on the actual number of calendar months during each fiscal year in the performance period in which the NEO was in the continuous service of the Company for at least the first six months of such fiscal year.
(2)
If in connection with a change in control of the Company, the surviving company does not assume the PSUs, the value of the accelerated grants amount is calculated based on (a) the percentage of PSUs earned based on the actual performance level for the fiscal year(s) during the performance period which are completed prior to the date of such change in control, plus (b) pro rata of the target amount of shares for the fiscal year in which the change in control occurs if the date of such change in control occurs after the end of the first six months of a fiscal year.
(3)
Includes Cash LTI amounts earned.
(4)
Non-vested RSUs become immediately vested.
(5)
Amount represents the PSUs and RSUs that would have been subject to accelerated vesting multiplied by the $8.25 closing price of ARKO’s stock on the last trading day of 2023.
(6)
In case of “Termination due to Death or Disability” and “Termination for Good Reason or Without Cause Following a Change in Control (1),” for awards subject to performance-based vesting conditions, amounts are based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
(7)
Assuming Mr. Bassell had retired on December 31, 2023, he would have received accelerated LTI grants with a value of $658,671.

Other Change in Control Payments

In the event of a change in control event (as defined in the NQP), the value of the participant’s account will be distributed as a lump sum payment to the participant not more than 90 days following the change in control event. The amounts that would have been accelerated in the event of a change in control are shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Non-Qualified Deferred Compensation Table.

Pay Versus Performance

The following table shows the total compensation for our NEOs as set forth in the Summary Compensation Table, the Compensation Actually Paid (as defined below) to our CEO and, on an average basis, our other NEOs for the years ended December 31, 2023, 2022, 2021 and 2020. The table also provides our TSR performance, the selected peer group TSR, net income and EBITDA, which is our company selected financial measure, all measured over the same time period.

					Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table for non-CEO NEOs ($)	Average Compensation Actually Paid to non-CEO NEOs ($) (2)	Total Shareholder Return ($) (3)	Peer Group Total Shareholder Return ($) (3)	Net Income ($ in thousands) (4)	EBITDA ($ in thousands) (5)
2023	6,048,569	4,331,734	1,457,580	1,210,103	84.61	127.46	34,566	297,123
2022	6,683,793	7,032,571	1,233,269	1,208,599	87.47	104.87	71,978	305,452
2021	6,375,923	6,409,489	2,083,296	2,048,069	87.70	153.59	59,427	262,864
2020	2,078,493	2,078,493	753,248	753,248	90.00	107.42	30,639	179,120

(1)
Mr. Kotler was the CEO for each of 2023, 2022, 2021 and 2020. For 2023 and 2022, the other NEOs were Messrs. Bassell, Bricks and Nuchamovitz. For 2021 and 2020, the other NEOs were Messrs. Bassell and Bricks.
(2)
To calculate “Compensation Actually Paid,” as computed in accordance with Item 402(v) of Regulation S-K, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Kotler and for the average of the other NEOs is set forth following the footnotes to this table.
(3)
TSR is determined based on the value of an initial fixed income of $100 on December 23, 2020 in our stock or December 31, 2020 in the peer group index. The peer group used for TSR comparisons is the S&P Retail Select Industry Index, an index in which our common stock is included.
(4)
Reflects “Net Income” in the Company’s consolidated statement of operations included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.

(5)
As noted in the CD&A, EBITDA was chosen as the performance metric as the Company values EBITDA as a metric that is a key indicator of our operating performance and a strong equity valuation metric. EBITDA for purposes of calculating the LTIs is calculated at the GPM (our operating company) level and therefore awards excludes public company expenses and certain items at the ARKO Corp. level. As a result, the actual EBITDA attained (and the required Annual Budgeted EBITDA needed to reach the threshold, target, and maximum LTI) is higher than reported EBITDA at the ARKO Corp. level. A reconciliation of ARKO Corp. net income to EBITDA is as follows:

	For the Year Ended December 31,
	2023	2022	2021	2020
	(in thousands)
ARKO net income	$34,566	$71,978	$59,427	$30,639
Interest and other financing expenses, net	71,243	59,405	71,207	49,905
Income tax expense (benefit)	12,166	35,557	11,634	(1,499)
Depreciation and amortization	127,597	101,752	97,194	74,396
General and administrative expenses (excluding GPM expenses) (a)	6,695	6,526	6,289	3,017
Impact of Pride acquisition (b)	—	(1,592)	—	—
Non-cash rent expense (c)	14,168	7,903	6,359	7,051
Acquisition costs (d)	9,079	8,162	5,366	6,031
Loss on disposal of assets and impairment charges (e)	6,203	5,731	1,384	6,060
Share-based compensation expense (f)	15,015	12,161	5,804	1,891
Loss (income) from equity investment (g)	39	74	(186)	1,269
Adjustment to contingent consideration (h)	(604)	(2,204)	(1,740)	(1,287)
Internal entity realignment and streamlining (i)	—	475	—	—
Fuel taxes paid in arrears (j)	—	—	—	819
Other (k)	956	(476)	126	828
EBITDA	$297,123	$305,452	$262,864	$179,120

a)
Represents public company expenses and other general and administrative expenses not incurred in GPM (our operating company).
b)
Excludes the actual results from the December 2022 acquisition of all of the issued and outstanding membership interests in Pride Convenience Holdings, LLC, since this acquisition was not included in the Annual Budgeted EBITDA for 2022.
c)
Eliminates the non-cash portion of rent, which reflects the extent to which our GAAP rent expense recognized exceeded (or was less than) our cash rent payments. The GAAP rent expense adjustment varies depending on the terms of our lease portfolio, which has been impacted by our recent acquisitions. For newer leases, our rent expense recognized typically exceeds our cash rent payments, whereas, for more mature leases, rent expense recognized is typically less than our cash rent payments.
d)
Eliminates costs incurred that are directly attributable to business acquisitions and salaries of employees whose primary job function is to execute our acquisition strategy and facilitate integration of acquired operations.
e)
Eliminates the non-cash loss from the sale of property and equipment, the loss recognized upon the sale of related leased assets and impairment charges on property and equipment and right-of-use assets related to closed and non-performing sites.
f)
Eliminates non-cash share-based compensation expense related to the equity incentive program in place to incentivize, retain, and motivate our employees, certain non-employees, and members of our Board.
g)
Eliminates our share of loss (income) attributable to our unconsolidated equity investment.
h)
Eliminates fair value adjustments to the contingent consideration owed to the seller for the 2020 Empire acquisition.
i)
Eliminates non-recurring charges related to our internal entity realignment and streamlining.
j)
Eliminates the payment of historical fuel tax liabilities owed for multiple prior periods.
k)
Eliminates other unusual or non-recurring items that we do not consider to be meaningful in assessing operating performance.

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($) (1)	Minus: Grant Date Fair Value of Stock Awards Granted During Fiscal Year ($) (2)	Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($) (3)	Plus/(Minus): Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($) (4)	(Minus): Change in Fair Value as of Vesting Date for Stock Awards Granted in Prior Fiscal Years but Vested During Fiscal Year ($) (5)	Compensation Actually Paid ($)
	Arie Kotler
2023	6,048,569	(4,010,265)	3,353,164	(934,957)	(124,777)	4,331,734
2022	6,683,793	(3,895,429)	4,121,730	122,477	—	7,032,571
2021	6,375,923	(5,289,478)	5,323,044	—	—	6,409,489
2020	2,078,493	—	—	—	—	2,078,493
	Other Named Executive Officers (Average) (6)
2023	1,457,580	(741,670)	643,698	(145,983)	(3,522)	1,210,103
2022	1,233,269	(613,337)	603,960	(15,293)	—	1,208,599
2021	2,083,296	(1,584,000)	1,548,773	—	—	2,048,069
2020	753,248	—	—	—	—	753,248

(1)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated year. With respect to the other NEOs, amounts shown represent averages.
(2)
Represents the grant date fair value of the stock awards granted during the indicated year as reported in the Summary Compensation Table, computed in accordance with the methodology used for financial reporting purposes.
(3)
Represents the fair value as of the indicated year-end of the outstanding and unvested stock awards granted during such year, computed in accordance with the methodology used for financial reporting purposes and for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
(4)
Represents the change in fair value during the indicated year of each stock award that was granted in a prior year that remained outstanding and unvested as of the last day of the indicated year, computed in accordance with the methodology used for financial reporting purposes, and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
(5)
Represents the change as of the vesting date (from the end of the prior fiscal year) in fair value of any awards granted in any prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year.
(6)
For 2023 and 2022, the other NEOs were Messrs. Bassell, Bricks and Nuchamovitz. For 2021 and 2020, the other NEOs were Messrs. Bassell and Bricks.

Relationship Between “Compensation Actually Paid” and Performance Measures

The charts below compare the Compensation Actually Paid to our CEO and the Average Compensation Actually Paid to our other NEOs with (i) our TSR and our Peer Group TSR, (ii) our net income, and (iii) EBITDA, which is our company selected measure, for the years ended December 31, 2023, 2022, 2021 and 2020. We believe the Compensation Actually Paid in each of the years reported above reflects the Compensation Committee’s belief that actual EBITDA in comparison with the pre-established performance goal of Annual Budgeted EBITDA is the most relevant performance metric at this point of time for our executives, while our stock performance has not yet been a relevant performance measure based on the short time our Company has been a publicly-traded company, the generally negative stock market sentiment towards companies that listed following a merger with a SPAC, and the limited number of publicly traded peers with similar characteristics. Additionally, we believe net income is not a relevant performance metric at this point in time for our executives due to significant non-cash amounts and fair value adjustments impacting net income. For additional information of how we link pay and performance, please see the CD&A beginning on page 22.

Compensation actually Paid vs. Company Total Shareholder Return

2023 Performance Measures

The following table sets forth the financial performance measure that we view as the “most important” measure used to determine our CEO’s and other NEOs’ Compensation Actually Paid for 2023. For additional information, please see the CD&A beginning on page 22.

Performance Measure
EBITDA

Director Compensation

The Board designed the Company’s non-employee director compensation program to reward directors for their contributions to the Company’s success, align the director compensation program with stockholder interests, and provide competitive compensation necessary to attract and retain high quality non-employee directors.

Compensation to our non-employee directors includes cash payments that can be paid in RSUs at the director’s election and equity compensation. As we recognize the importance of our committees and recognize the additional responsibilities and duties required to fulfill leadership roles, our compensation includes supplemental retains for membership in committees and leadership roles.

We believe that all our directors should be stockholders and therefore set a goal of 5x our cash retainer, to be achieved within five years from election as Board member.

The Compensation Committee reviews director’s compensation periodically to ensure that director’s compensation remains competitive such that the Company can recruit and retain qualified directors. In 2023, the Compensation Committee conducted a director compensation review based on an analysis by the Company’s compensation consultant that compared the Company’s compensation levels and compensation program components against a peer group.

Following such review, in June 2023, the Compensation Committee approved the following changes to the Director’s compensation: (i) increasing the annual cash retainer from $50,000 to $75,000 effective as of July 1, 2023; (ii) increasing the Board member equity retainer from $100,000 to $125,000, and (iii) changing the timing of the annual equity grants to Directors to coincide with election/re-election at the time of the Annual Meeting, and that as a transition adjustment, the Directors will receive 50% of their $100,000 annual equity award in January 2024, and then the proposed equity grant (increased to $125,000) will begin at the June 2024 Annual Meeting.

Compensation Element	Amount
Annual Board Member Compensation	• $75,000 in cash or RSUs annually at the director’s election paid in quarterly installments • $125,000 in equity delivered in the form of RSUs
Committee Member Retainers	Cash or RSUs at the director’s election, paid in quarterly installments: • Audit Committee: $15,000 • Compensation Committee: $10,000 • Nominating and Corporate Governance Committee: $10,000
Leadership Supplemental Retainer

Cash or RSUs at the director’s election, paid in quarterly installments:

•
Audit Committee Chair: $25,000

•
Compensation Committee Chair: $20,000

•
Nominating and Corporate Governance Committee Chair: $15,000

•
Lead Independent Director: $25,000

Stock Ownership Policy	5x cash retainer, to be achieved within five years
Meeting Fees	Meeting fees will be paid for extraordinary Board/Committee meetings only and for special committees

As detailed above, a non-employee director may receive RSUs in lieu of up to 100% of his or her cash fees.

All RSUs are immediately vested upon grant and are settled in common stock upon the director’s departure from the Board or an earlier change in control. There were 303,850 RSUs issued to non-employee directors outstanding at December 31, 2023.

The following table summarizes the compensation paid to the Company’s non-employee directors during 2023:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Sherman K. Edmiston III	90,003	99,997	190,000
Avram Friedman	11	149,989	150,000
Michael J. Gade	67,520	167,480	235,000
Andrew R. Heyer	17	189,983	190,000
Steven J. Heyer	16	202,484	202,500
Laura Shapira Karet	50,003	99,997	150,000
Starlette B. Johnson	50,003	99,997	150,000
Morris Willner	16	162,484	162,500

(1)
Because the Company does not issue fractional shares or RSUs for fractional shares, when RSUs are issued, directors receive cash compensation in lieu of RSUs for fractional shares.
(2)
The amounts in this column reflect the aggregate grant date fair value of RSUs granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. The RSUs granted in January 2023, April 2023, June 2023, July 2023 and October 2023 had grant date fair values per share of $8.66, $8.49, $7.93, $7.95 and $7.15, respectively. For a discussion of the assumptions relating to these valuations, see Note 18 – Share-Based Compensation to our audited financial statements included in Item 8 of our 2023 Annual Report on Form 10-K. The table below sets forth the aggregate number of vested restricted stock units of each non-employee director outstanding as of December 31, 2023:

Name	Stock Awards
Sherman K. Edmiston III	40,973
Avram Friedman	19,250
Michael J. Gade	65,624
Andrew R. Heyer	55,369
Steven J. Heyer	59,274
Laura Shapira Karet	12,610
Morris Willner	50,300

Compensation paid to Mr. Kotler, who also serves on the Board, is fully reflected in the Summary Compensation Table above. Mr. Kotler is not entitled to any additional compensation for his services as director.

The Company’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings or performing other services in their capacities as directors.

Director Tenure & Refreshment. Directors may be re-elected at the end of their respective terms. Given that we became a public company in December 2020, the Board has not established term limits, as we believe that directors who develop insight into the Company and our operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee evaluates individual Board member performance and plans to take steps as necessary regarding continuing director tenure.

Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we provide the following “pay ratio” information for the 2023 fiscal year. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2023, the annual total compensation of our President and Chief Executive Officer, Mr. Kotler, as provided in the Summary Compensation Table, was $6,048,569. The annual total compensation of our median employee, a sales associate team leader located in rural Illinois, was $31,270 for 2023, which was calculated using the same methodology as required by the Summary Compensation Table. Therefore, the ratio of the annual total compensation of our CEO to that of our median employee for the 2023 fiscal year was approximately 193:1.

To determine the median employee (excluding Mr. Kotler), we used December 31, 2021 as the determination date, and we ranked each employee (other than Mr. Kotler) based on their total cash compensation for 2021. Compensation for permanent employees who did not work the entire measurement period was annualized; however, no other exemptions, assumptions, adjustments or estimates were used. We excluded five individuals that were located in Israel under the de minimis exception because these non-U.S. associates account for less than 1% of our total associates. Given that there has been no material change to our employee population or employee compensation programs that we reasonably believe would result in a significant change to our pay ratio disclosure, we have continued to identify the same employee reported for 2021 as our median employee for 2023.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommended for nomination, and the Board of Directors nominated the following persons for election as members of our Board of Directors at the Annual Meeting.

Name	Term Expiring
Michael J. Gade	2025 Annual Meeting of stockholders
Andrew R. Heyer	2025 Annual Meeting of stockholders
Steven J. Heyer	2025 Annual Meeting of stockholders
Laura Shapira Karet	2025 Annual Meeting of stockholders
Arie Kotler	2025 Annual Meeting of stockholders

The section titled “Directors & Named Executive Officers” beginning on page 7 of this Proxy Statement contains information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as directors of the Company.

We believe that each of these directors possesses the experience, skills, and qualities to fully perform his or her duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Vote Required. If a quorum is present, the directors will be elected by a plurality of the votes of shares present and entitled to vote at the Annual Meeting. Accordingly, the nominees who receive the largest number of votes cast will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2 – NON-BINDING ADVISORY RESOLUTION REGARDING THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, the Board requests your non-binding advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement under the heading “Compensation Discussion and Analysis” including the tables that follow. Your vote is solely advisory and, therefore, will not be binding on the Company; however, the Company, the Board, and the Compensation Committee will consider the voting results when making future compensation decisions for our named executive officers.

The Board encourages stockholders to read the Compensation Discussion and Analysis, including the tables that follow thereafter, to review the correlation between compensation and performance.

The Board remains committed to sound corporate governance practices and shares the interest of stockholders in maintaining effective executive compensation. The Board believes that our executive compensation, which is focused on the Company’s long-term value, has a proven record of effectively driving the Company’s performance as a result of the continued leadership of these named executive officers and believes that it will assist us in retaining our senior leadership team.

We are asking stockholders to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to ARKO’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required. If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE ON A NON-BINDING ADVISORY BASIS THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 – Amendment to The ARKO Corp. 2020 Incentive Compensation Plan

Stockholders are being asked to vote on the 2020 Plan Amendment, pursuant to which the maximum number of shares of common stock issuable under the 2020 Plan would increase from 12,413,166 to 23,770,000. In addition, the 2020 Plan Amendment would increase the maximum aggregate number of shares that may be issued upon exercise of incentive stock options from 12,413,166 to 23,770,000.

Background and Purpose

At the special meeting of Haymaker stockholders held on December 8, 2020, Haymaker stockholders considered and approved the 2020 Plan. The 2020 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Plan. The Compensation Committee may delegate to the Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines. Persons eligible to participate in the 2020 Plan are those officers, employees, non-employee directors, and other key persons and consultants as selected from time to time by the Compensation Committee in its discretion.

If the 2020 Plan Amendment is approved by our stockholders at the Annual Meeting, it will become effective on the date of the Annual Meeting. If the amendment is not approved by our stockholders, then the 2020 Plan will remain in effect as it presently exists.

Determination of Number of Shares for the 2020 Plan Amendment

The Board reviewed the number of shares covered by, and reserved for issuance under, the 2020 Plan, and determined that it is appropriate to increase the number of shares of common stock authorized for issuance under the 2020 Plan. In setting the number of shares authorized under the 2020 Plan Amendment for which stockholder approval is being sought, the Compensation Committee and the Board considered, among other factors, the historical number of equity awards granted by the Company and potential future grants over the next several years. Since approval of the 2020 Plan, the Company has been able to incentivize its workforce and attract qualified employees, directors and officers. Because of the limited number of shares of common stock that remain available for issuance under the 2020 Plan, the Company’s ability to use long-term equity-based compensation as a significant component of its overall compensation in accordance with its primary executive compensation objectives would be limited if stockholders do not approve the 2020 Plan Amendment.

We believe that equity compensation should be a primary component of our executive compensation program because it aligns the interests of our executive officers with the long-term performance of the Company and the interests of its stockholders. In particular, performance-based equity compensation is a critical element of our long-term incentive strategy. The primary purpose of performance-based equity awards is to attract and retain individuals with the qualifications to manage and lead the Company by motivating such persons to contribute to the achievement of our financial goals. We believe having a substantial amount of the compensation package at risk, with a complementary time-based component intended to foster share ownership to align recipients long-term interests with our stockholders, provides optimal alignment among increasing stockholder value, management's execution of our long-term strategic plan and goals, and value actually realized by our executives.

As of the date of this Proxy Statement, 643 thousand shares remain for future issuance under the 2020 Plan. As of December 31, 2023, the Company had outstanding 1,306 thousand stock options and 4,173 thousand RSUs and PSUs (including 304 thousand vested RSUs held by our directors). The Board currently believes that the increase in the 2020 Plan’s share reserve is necessary based on expected equity incentive needs for 2025 to 2027. We rely significantly on equity incentives in order to attract, incentivize, and retain executives, employees and non-employee directors, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and for other key individuals, help align the interest of such persons with our stockholders.

Summary of the 2020 Plan

The following is a summary of the material provisions of the 2020 Plan, as amended by the 2020 Plan Amendment. The following summary does not purport to be a complete description of all the provisions of the 2020 Plan and the 2020 Plan Amendment and is qualified in its entirety by reference to the complete text of the 2020 Plan, which we filed as Exhibit 10.2 to our 2023 Annual Report on Form 10-K, and the 2020 Plan Amendment, the form of which is set forth in Appendix A to this Proxy Statement. The 2020 Plan has an appendix with terms intended to allow for favorable tax treatment for award recipients in Israel.

Awards

Awards granted under the 2020 Plan may consist of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), stock awards, restricted stock, restricted stock units, bonus stock, performance awards, or cash awards. Each award is subject to the terms and conditions set forth in the 2020 Plan and to those other terms and conditions specified by the Compensation Committee and memorialized in a written award agreement. Options and stock appreciation rights cannot be repriced without stockholder approval. Except for certain limited situations (including death, disability, a change in control, grants to new hires to replace forfeited compensation, grants representing payment of achieved performance goals or that vest upon the satisfaction of performance goals or other incentive compensation, substitute awards, grants to non-employee directors or replacement of previously outstanding awards), all awards granted under the 2020 Plan are subject to a minimum vesting period of one year, referred to herein as the minimum vesting condition. The minimum vesting condition is not required on awards covering, in the aggregate a number of shares not to exceed 5% of the maximum share pool limit.

Shares Subject to the 2020 Plan

If the 2020 Plan Amendment is approved, the 2020 Plan will authorize up to 23,770,000 shares of our common stock for issuance pursuant to the terms of the 2020 Plan, which number of shares is subject to adjustment in as described below. If any shares subject to an award under the 2020 Plan are forfeited, expire or otherwise terminate without issuance of such shares, or any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, the shares to which those awards were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to awards under the 2020 Plan. It should be noted, however, to the extent any shares subject to an award are tendered and/or withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, those shares will not be available again for grant under the 2020 Plan.

In the event of any merger, consolidation, reorganization, recapitalization, extraordinary stock dividend or other distribution (whether in the form of cash, shares, or other property), forward or reverse split, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the shares of common stock and/or such other securities of the Company, our Compensation Committee has the discretion to make a proportionate adjustment to each outstanding award that the Compensation Committee considers appropriate, and our Compensation Committee has the authority to adjust: (i) the number and kind of shares which may be delivered in connection with awards granted thereafter under the 2020 Plan; (ii) the number and kind of shares of common stock by which annual per-person award limitations are measured; (iii) the number and kind of shares of common stock subject to or deliverable in respect of outstanding awards granted under the 2020 Plan; and (iv) the exercise price, grant price or purchase price relating to any award and/or make provision for payment of cash or other property in respect of any outstanding award granted under the 2020 Plan, and (v) any other aspect of any award that the Compensation Committee determines to be appropriate in order to prevent the reduction or enlargement of benefits under any award granted under the 2020 Plan.

Administration

The 2020 Plan is administered and interpreted by our Board or by our Compensation Committee. Our Compensation Committee has full authority to grant awards under the 2020 Plan and determine the terms of such awards, including the persons to whom awards are to be granted, the type and number of awards to be granted and the number of shares of our common stock to be covered by each award. The Compensation Committee may delegate to the Chief Executive Officer the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines. Our Board also has full authority to specify the time(s) that such awards will be exercisable or settled.

Eligibility

Full or part-time officers, employees, non-employee directors and other key persons (including consultants) as selected from time to time by the Compensation Committee in its discretion are eligible to participate in the 2020 Plan; provided, however, that only employees of ours or our subsidiaries are eligible to receive incentive stock options.

Per Person Limitations

The 2020 Plan contains a limitation whereby the value of all awards under the 2020 Plan to any non-employee director for services as a non-employee director may not exceed $350,000 in any fiscal year.

Stock Options

Our Compensation Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Code and/or non-qualified stock options in accordance with the terms and conditions set forth in the 2020 Plan.

The 2020 Plan permits the granting by the Compensation Committee of both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the 2020 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. The 2020 Plan provides that the maximum aggregate amount of shares of common stock that the Company may deliver as a result of exercise of incentive stock options is 12,413,166, which would be increased to 23,770,000 as a result of the 2020 Plan Amendment. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant unless the option is granted (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code or (ii) to individuals who are not subject to U.S. income tax. The term of each option will be fixed by our Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with fair market value equal to the aggregate exercise price.

SARs

The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each stock appreciation right will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each stock appreciation right may be exercised.

Stock Awards

Our Compensation Committee is authorized to grant awards of stock pursuant to the terms of the 2020 Plan as additional compensation or in lieu of other compensation for services to the Company. With respect to the shares of common stock subject to a stock award, the participant shall have all of the rights of a holder of shares of common stock, including the right to receive dividends and to vote the shares, unless the Compensation Committee determines otherwise on the date of grant.

Stock Units

Our Compensation Committee is authorized to issue restricted shares of common stock and restricted stock units pursuant to the terms of the 2020 Plan. A restricted stock unit is the right to receive shares of common stock, including restricted stock, cash measured based upon the value of shares of common stock, or a combination thereof. A restricted stock unit granted by the Compensation Committee shall occur upon expiration of the deferral period specified for such restricted stock unit award by the Compensation Committee (or, if permitted by the Compensation Committee, as elected by the participant in a manner that does not violate the requirements of Section 409A of the Code). A restricted stock unit award may be satisfied by delivery of shares, cash equal to the fair market value of the specified number of shares of common stock covered by the restricted stock units, or a combination thereof, as determined by the Compensation Committee at the date of grant or thereafter.

Performance Awards

The 2020 Plan provides for performance based awards, the grant or vesting of which is dependent upon attainment of objective performance targets relative to certain performance measures. The performance criteria to be achieved during any performance period, the length of the performance period, the performance goals to be achieved, and the amount of the award shall be determined by the Compensation Committee upon the grant of each performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Compensation Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

Cash Awards

Our Compensation Committee is authorized to grant cash awards pursuant to the terms of the 2020 Plan as additional compensation or in lieu of other compensation for services to the Company.

Accelerated Vesting Upon Change in Control, Transfer, Cancellation and Clawback

The 2020 Plan provides that upon the effectiveness of a “change in control,” as defined in the 2020 Plan, an acquirer or successor entity may assume, continue or substitute outstanding awards under the 2020 Plan or cash out awards. The Compensation Committee has the discretion to accelerate vesting of awards.

We may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2020 Plan or otherwise in accordance with any policies that currently exist or that may from time to time be adopted or modified in the future by us and/or applicable law, each of which we refer to as a “clawback policy.” In addition, a participant may be required to repay to us certain previously paid compensation, whether provided under the 2020 Plan, an award agreement, or in accordance with any clawback policy, including the Clawback Policy described above under “Compensation Discussion and Analysis—Compensation Elements—Incentive Compensation Clawback Policy.” By accepting an award, a participant is also agreeing to be bound by any existing or future clawback policy adopted by us, or any amendments that may from time to time be made to the clawback policy in the future by us in our discretion (including without limitation any clawback policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s award agreements may be unilaterally amended by us, without the participant’s consent, to the extent that in our discretion, we determine it to be necessary or appropriate to comply with any clawback policy.

Except as otherwise provided by the Compensation Committee or set forth in an award agreement, awards are not transferable except by will or by laws of descent and distribution. In no event may any award be transferred to a third party in exchange for value without the consent of our stockholders prior to vesting.

The Compensation Committee may amend or discontinue the 2020 Plan and the Compensation Committee may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the 2020 Plan require the approval of our stockholders.

New Plan Benefits

Because future awards under the 2020 Plan, as amended by the 2020 Plan Amendment, will be granted at the discretion of our Compensation Committee, the dollar value and number of any additional plan benefits, which will be received by or allocated to any of our executive officers, our current executive officers, as a group, our directors who are not executive officers, as a group, or employees who are not executive officers, as a group, cannot be determined at this time. However, information regarding our recent practices with respect to annual, long-term and stock-based compensation under the 2020 Plan is presented above in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table.” Further, the 2020 Plan provides the Board the ability to recoup any awards pursuant to any applicable clawback or recoupment policies, share trading policies, or share retention policies, that will apply to all awards under the plan, as described above.

United States Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2020 Plan. It does not describe all federal tax consequences under the 2020 Plan, nor does it describe state or local tax consequences.

Participants in the 2020 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the up to the maximum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting of such award.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option exercise price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability) or death.

Non-Qualified Stock Options. No income is realized by the optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and the Company will receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the shares of common stock are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested when they are received under the 2020 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the shares), the recipient generally will not recognize income until the shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the shares on the date the Award is granted over any amount paid by the recipient in exchange for the shares. The Company generally will be entitled to a tax deduction in connection with stock awards under the 2020 Plan in an amount equal to the ordinary income realized by the recipient at the time the recipient recognizes such income.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the 2020 Plan in an amount equal to the ordinary income realized by the recipient at the time the recipient recognizes such income. Recipients typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Section 409A Compliance. The 2020 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any award under the 2020 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the award.

Section 280G Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the 2020 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an A\award or the disposition of shares acquired as a result of an award.

Interest of Certain Persons in the Adoption of the 2020 Plan Amendment

The Company’s current directors and executive officers and the director nominees have an interest in the proposal to adopt the 2020 Plan Amendment, as each is eligible to receive awards under the 2020 Plan, as amended by the 2020 Plan Amendment. The benefits that will be received by or allocated to eligible persons under the 2020 Plan, as amended by the 2020 Plan Amendment, including each of the current directors, each of the named executive officers, the current executive officers as a group, the current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, are discretionary and are not presently determinable.

Vote Required for Approval. If a quorum is present, approval of the 2020 Plan Amendment requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE 2020 PLAN AMENDMENT.

PROPOSAL NO. 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected and appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2024 fiscal year. Grant Thornton has served as GPM’s independent registered public accounting firm since 2003 and ARKO’s independent registered public accounting firm since the consummation of the Business Combination. In selecting Grant Thornton as the Company’s independent registered public accounting firm for 2024, the Audit Committee considered several factors, including:

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The professional qualifications of Grant Thornton, the lead audit partner, and other key engagement personnel.
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Grant Thornton’s independence and its processes for maintaining its independence.
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Grant Thornton’s depth of understanding of ARKO’s business, accounting policies and practices, and internal control over financial reporting.
•
The appropriateness of Grant Thornton’s fees for audit and non-audit services.
•
The results of Grant Thornton’s most recent PCAOB inspection report.
•
The results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of Grant Thornton.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Grant Thornton to our stockholders for ratification. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm; however, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at its discretion.

A representative from Grant Thornton is expected to attend the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and answer questions, if any.

Vote Required. If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR.

Fees and Services of Independent Registered Public Accounting Firm

The table below summarizes the fees and expenses billed to us by Grant Thornton for the years ended December 31, 2023 and 2022.

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total
2023	$1,477,100	$—	$411,110	$—	$1,888,210
2022	$1,380,300	$—	$417,698	$—	$1,797,998

Audit Fees. Audit fees consist of services rendered by an independent registered public accounting firm for the audit of our consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and our internal control over financial reporting, reviews of the interim financial statements included in Forms 10-Q and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC including registration statements.

Audit-Related Fees. Audit-related fees consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to the audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of services rendered by an external auditor for tax compliance, tax consulting and tax planning.

All Other Fees. All other fees are for any other permissible work that is not an Audit, Audit-Related or Tax Fee.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is directly responsible for appointing, retaining and terminating, and for determining the compensation of, the Company’s independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. As part of its responsibility, the Audit Committee has established a policy requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence or if such services would in any way negatively impact the quality of the audit conducted. The Audit Committee pre-approved all services provided by our independent registered public accountants for the years ended December 31, 2023 and 2022.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.

Our Audit Committee consists of Chair, Michael J. Gade, and members, Avram Friedman, Andrew R. Heyer and Laura Shapira Karet. The Board has determined that each Audit Committee member is “independent,” as independence for Audit Committee members is defined in the applicable Nasdaq listing standards and rules of the SEC. The Board also determined that all members of the Audit Committee are financially literate, and Mr. Gade has been designated as an Audit Committee financial expert, as such term is defined in Item 407 of Regulation S-K. Although designated as Audit Committee financial expert, the Audit Committee Chair is not an accountant for the Company nor, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose.

The role of the Audit Committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; (b) oversee the Company’s compliance with legal and regulatory requirements; (c) oversee the performance of the Company’s internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and (e) prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

The Audit Committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, expressing an opinion on the effectiveness of internal control over financial reporting, and for reviewing the Company’s interim consolidated financial statements.

The independent auditors report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to recommend to the Board the nomination of the independent auditors for approval by the stockholders on an annual basis. The Audit Committee is directly responsible for the appointment, termination, compensation, retention, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In 2023, the Audit Committee routinely met and held discussions with management and Grant Thornton, the Company’s independent registered public accounting firm. The Audit Committee discussed with management and Grant Thornton the Company’s audited consolidated financial statements and policies and procedures designed to reduce the likelihood of events of non-compliance with rules and regulations, including discussions of the quality, not just the acceptability, of accounting policies and principles, significant judgments and estimates, system of internal control over financial reporting, and clarity of disclosures, including items reported as Critical Auditing Matters in the report of the independent auditor (if required). The Audit Committee reviewed the annual plan and scope of work to be performed by Grant Thornton, and met outside of the presence of management with Grant Thornton to discuss their respective audit results, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with Grant Thornton those matters required to be discussed pursuant to PCAOB Auditing Standard 1301, “Communications with Audit Committees,” and the rules of the SEC, and reviewed a letter from Grant Thornton disclosing such matters.

The Audit Committee also discussed with Grant Thornton the firm’s independence from the Company and its management team, and received the written disclosures and letter from Grant Thornton pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services, if any, with Grant Thornton’s independence.

Based upon the review and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

AUDIT COMMITTEE

Michael J. Gade (Chair)

Avram Friedman

Andrew R. Heyer

Laura Shapira Karet

PROPOSAL NO. 5 – STOCKHOLDER PROPOSAL TO HAVE AN INDEPENDENT BOARD CHAIRMAN

RESOLVED: Shareholders ask the Board to adopt a policy, and amend the bylaws as necessary, to require the Board Chair to be an independent director. The policy may provide that (i) if a Chair at any time ceases to be independent, the Board shall replace the Chair with a new, independent, Chair; (ii) compliance with this policy is waived if no independent director is available and willing to serve as Chair; and (iii) that the policy shall apply prospectively so as not to violate any contractual obligation existing at its adoption.

SUPPORTING STATEMENT:

Dear fellow shareholders,

Arko Corp’s board Chair, Arie Kotler, also serves as the company’s CEO. This structure can weaken a corporation’s governance, harm shareholder value, and has been increasingly falling out of practice.

Consider that the majority of companies in the Russell 3000 now have a separate CEO and board chair, and in the majority of those companies, the chair is independent.

The shift toward board Chair independence makes sense, considering that management’s most important role is to effectively run the company and the board’s is to effectively provide oversight of management, so a lack of checks and balances may arise when the board is chaired by executive management.

“The chair of the board should ideally be an independent director,” reports Institutional Shareholder Services (ISS), “to help provide appropriate counterbalance to executive management.”

And reports Glass Lewis: “Glass Lewis’ view is that shareholders are better served when the board is led by an independent chair, a role which we believe is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that exist when a CEO or other executive also serves as chair. This, in turn, leads to a more proactive and effective board of directors.”

Glass Lewis further found that empirical evidence suggests that firms with independent board chairs outperform companies with non-independent directors, and companies with non-independent directors “tend to follow fewer positive corporate governance practices.”

“We believe that the presence of an independent chair fosters the creation of a thoughtful and dynamic board not dominated by the views of senior management,” concludes Glass Lewis.

We agree—and think that to modernize the company’s corporate governance structure moving forward, it ought to be chaired by an independent director.

Thank you.

Contact: ARKO@TABholdings.org

Board of Directors’ Statement in Opposition to this Proposal

The Board recommends that stockholders vote AGAINST this proposal.

•
The Board believes that it remains important that it have the ability to use its experience, judgment and insight to implement the leadership structure best suited for ARKO and its stockholders at any given time.
•
In the event the Chairman and CEO roles are held by the same individual, the Board’s independent directors elect a Lead Independent Director under a Board-approved charter.
•
The Board’s Lead Independent Director has robust responsibilities, independent authority and provides an independent counterbalance to Mr. Arie Kotler, who serves as both our Chairman and Chief Executive Officer.

The Board views the determination of its leadership structure as a core Board function and a key part of fulfilling its fiduciary duty to our stockholders. With the exception of our Chairman, our Board consists entirely of independent directors, and we believe that the Company and our stockholders benefit most when our Board is able to use its experience and judgment to determine the leadership structure that it believes is in the best interest of the Company and its stockholders. The Board is committed to robust corporate governance practices that facilitate its independent oversight of the Company and its management. A restrictive, “one size fits all”

policy such as that proposed by the proponent is not prudent, as it could prevent the Board from adopting the governance structure that it believes is best able to advance the interests of the Company and its stockholders.

Our Lead Independent Director Provides for Effective, Independent Leadership

Our Lead Independent Director role provides effective, independent leadership with a clear mandate, significant authority, and well-defined responsibilities under a Board-approved charter. In addition to chairing executive sessions of independent directors, our Lead Independent Director:

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Presides at all meetings of the Board at which the Chairman is not present;
•
Sets the agenda for executive sections of independent directors and briefs the Chairman on issues discussed;
•
Has the authority to call meetings of the independent directors;
•
Serves as a liaison between our Chairman, on the one hand, and our independent directors, on the other;
•
Consults with the Chairman on Board schedules and meeting agendas;
•
Advises the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the Board to effectively, and responsibly, perform its duties;
•
Makes himself or herself available for consultation with major stockholders;
•
Has the authority to retain outside advisors and consultants who report directly to the Board; and
•
Provides support and guidance to the Chairman, as needed.

The Board believes that its empowered Lead Independent Director demonstrates the Board’s commitment to maintaining an independent and effective counterbalance to Chairman and CEO. Our Lead Independent Director focuses on the Board’s priorities and processes, and this person’s responsibilities include facilitating independent oversight of management and promoting open dialogue among the independent directors during Board meetings, between Board meetings, and at executive sessions without the presence of the Chairman and CEO.

Our Current Board Structure is Appropriate for ARKO and its Stockholders

The Board believes that its leadership structure is appropriate in the context of the Company’s specific circumstances:

•
With the exception of the Chairman, our Board consists entirely of independent directors, which provides for a strong, independent oversight function.
•
Mr. Kotler’s dual role as Chairman and CEO provides for unified leadership to execute and oversee the Company’s strategy.
•
Mr. Kotler’s dual role is effectively counterbalanced by our Lead Independent Director.
•
Mr. Kotler’s long-standing knowledge of the Company’s business and his industry and public company experience is important both within the context of management and the Board.
•
As the owner of approximately 18% of our outstanding common stock, Mr. Kotler’s interests are aligned with the interests of our stockholders, as he is one of our largest stockholders.

Summary

For the reasons described above, the Board has determined that its current structure, with a combined Chair and CEO counterbalanced by an empowered Lead Independent Director, best serve the interests of the Company and its stockholders, and the Board does not believe that adopting a rigid and enduring policy to separate the roles of Chairman and CEO is necessary or that such a separation would be in the best interest of the Company or its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.

WHERE TO GET ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is https://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://www.arkocorp.com/sec-filings.

COST OF PROXY STATEMENT

We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

STOCKHOLDER COMMUNICATIONS

General. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227, Attention: Corporate Secretary or by e-mail to Investor Relations, Investors@gpminvestments.com. Interested parties may also communicate with our Board by calling (804) 730-1568. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Submission of Stockholder Proposals and Director Nominations for 2025 Annual Meeting. Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2025 Annual Meeting must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227, Attention: Secretary. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2025 Annual Meeting must be received no later than December 20, 2024 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2025 Annual Meeting between February 6, 2025 and March 8, 2025. If we change the date of our 2025 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2025 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2025 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than April 7, 2025, containing the information required by Rule 14a-19 under the Exchange Act.

If a stockholder notifies us of an intent to present a proposal at the 2025 Annual Meeting at any time after March 5, 2025 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.

By order of the Board of Directors,

MAURY BRICKS
General Counsel and Secretary

April 19, 2024

Appendix A

FORM OF AMENDMENT TO THE

ARKO Corp. 2020 Incentive Compensation Plan

This Amendment (this “Amendment”) to the ARKO Corp. 2020 Incentive Compensation Plan (the “2020 Plan”) of ARKO Corp., a Delaware corporation (the “Company”), is made effective as of _____, 2024. Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the 2020 Plan.

WHEREAS, on April 16, 2024, the Board of Directors of the Company (the “Board”) determined it to be in the best interests of the Company to amend the 2020 Plan to (i) increase the aggregate number of shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) authorized for issuance thereunder from 12,413,166 Shares to 23,770,000 Shares; and (ii) increase the maximum aggregate number of such Shares authorized for issuance upon the exercise of incentive stock options from 12,413,166 Shares to 23,770,000 Shares; and

WHEREAS, at the Company’s 2024 annual meeting of stockholders held on June 6, 2024, the Company’s stockholders approved the (i) increase in the number of Shares authorized for issuance under the 2020 Plan from 12,413,166 Shares to 23,770,000 Shares and (ii) increase in the number of Shares authorized for issuance upon the exercise of incentive stock options from 12,413,166 Shares to 23,770,000 Shares.

NOW, THEREFORE, be it resolved that the 2020 Plan is hereby amended as follows:

Shares Subject to Plan. Section 4(a) of the 2020 Plan shall be amended to authorize a total number of 23,770,000 Shares reserved and available for delivery under the 2020 Plan.

Incentive Stock Option Shares Subject to Plan. Section 4(c)(vi) of the 2020 Plan shall be amended to provide that the maximum aggregate number of Shares that may be delivered under the 2020 Plan for issuance as a result of the exercise of the incentive stock options be 23,770,000 Shares.

Date of Amendment. To record the adoption of this Amendment to the 2020 Plan by the Board of Directors as of April 16, 2024, and the approval by the Company’s stockholders of this Amendment effective as of ____, 2024, the Company has caused its authorized officer to execute the same as of the date first set forth above.

A-1

ARKO | GPM
A Family of Community Brands | INVESTMENTS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 5, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 3, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 5, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 3, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48579-P11182

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARKO CORP.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect Michael J. Gade, Andrew R. Heyer, Steven J. Heyer, Laura Shapira Karet and Arie Kotler as directors until the Annual Meeting of Stockholders in 2025 or until their respective successors are duly elected and qualified.	☐	☐	☐

Nominees:

01) Michael J. Gade
02) Andrew R. Heyer
03) Steven J. Heyer
04) Laura Shapira Karet
05) Arie Kotler

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5. Approval of a stockholder proposal to have an independent board chairman.	☐	☐	☐

NOTE: In the proxies' discretion, the proxies are authorized to vote on any other matters, which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

The undersigned hereby acknowledges receipt of (i) the Company's 2023 Annual Report to Stockholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 19, 2024.

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V48580-P11182

PROXY

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Maury Bricks and Robb Giammatteo and each of them, as proxies and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of common stock, par value $0.0001, of ARKO Corp., a Delaware corporation (the "Company"), in the manner set forth on the reverse side. The undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders of the Company to be held via a live webcast over the Internet on June 6, 2024, beginning at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS INSTRUCTED.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" each of the persons nominated by our Board of Directors, "FOR" Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4 and "AGAINST" Proposal 5. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. At the present time, except as described in the accompanying Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side